UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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PHOTON DYNAMICS, INC.
5970 Optical Court
San Jose, California 95138

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 24, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Photon Dynamics, Inc., a California corporation. The meeting will be held on Wednesday, January 24, 2007 at 9:00 AM local time at the offices of Photon Dynamics at 5970 Optical Court, San Jose, California for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the 2005 Equity Incentive Plan and applicable predecessor plans to permit a one-time stock option exchange program.

3. To approve an amendment to the 2005 Equity Incentive Plan to increase the number of shares available for issuance under that plan by 800,000 shares of common stock.

4. To approve the 2006 Non-Employee Directors’ Stock Incentive Plan.

5. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2007.

6. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is December 8, 2006. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Sincerely,

Carl C. Straub Jr.
General Counsel & Secretary

San Jose, California
December 20, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PHOTON DYNAMICS, INC.
5970 Optical Court
San Jose, California 95138

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

JANUARY 24, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Photon Dynamics, Inc. is soliciting your proxy to vote at Photon Dynamics’ 2007 Annual Meeting of Shareholders. You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares, however. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

Photon Dynamics intends to mail this proxy statement and the accompanying proxy card on or about December 20, 2006 to all shareholders of record entitled to vote at the Annual Meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on December 8, 2006, will be entitled to vote at the Annual Meeting. On this record date, there were 16,590,372 shares of Common Stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on December 8, 2006, your shares were registered directly in your name with Photon Dynamics’ transfer agent, Computershare Limited, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 8, 2006 your shares were held not in your name, but rather, in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the shareholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	The election of seven directors.

•	The approval of an amendment to the 2005 Equity Incentive Plan and any applicable predecessor plans to permit a one-time stock option exchange program.

•	The approval of an amendment to the 2005 Equity Incentive Plan to increase the number of shares available for issuance under that plan by 800,000 shares of common stock.

•	The approval of the 2006 Non-Employee Directors’ Stock Incentive Plan.

•	The ratification of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may indicate that your vote is “Withheld” for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card or over the telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time on January 24, 2007 to be counted.

•	To vote on the Internet, go to http://www.computershare.com/expressvote to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time on January 24, 2007 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Photon Dynamics. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the telephone or on the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of December 8, 2006. For the election of directors, however, cumulative voting is permitted. You may cumulate votes (cast more than one vote per share) for a candidate only if the candidate is nominated before the voting and at least one shareholder gives notice at the meeting, before the voting, that he or she intends to cumulate votes. If cumulative voting applies to the election of directors at the Annual Meeting, you will have seven (7) votes for each share of Common Stock you own. You may cast all of your votes for one candidate or you may distribute your votes among different candidates as you choose. If you do not specify how to distribute your votes, your proxyholders (the individuals named on your proxy card) will cumulate votes using their discretion.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all seven nominees for director, “For” the approval of an amendment to the 2005 Equity

Incentive Plan and any applicable predecessor plans to permit a one-time stock option exchange program, “For” the approval of an amendment to the 2005 Equity Incentive Plan to increase the number of shares available for issuance under that plan by 800,000 shares of common stock, “For” the approval of the 2006 Non-Employee Directors’ Stock Incentive Plan and “For” the ratification of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2007. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We are paying Altman Group Inc. their customary fee of $6,500, plus out-of-pocket expenses, to solicit proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Photon Dynamics’ Secretary at 5970 Optical Court, San Jose, California 95138.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by August 22, 2007, to Photon Dynamics’ Secretary at 5970 Optical Court, San Jose, California 95138. However, if Photon Dynamics’ 2008 Annual Meeting of Shareholders is not held between December 25, 2007 and February 23, 2008, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials.

If you wish to submit a proposal or nominate a director at our 2008 Annual Meeting of Shareholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, then you must provide specified information to us between September 26, 2007 and October 26, 2007. However, if our 2008 Annual Meeting of Shareholders is not held between December 25, 2007 and February 23, 2008, then the deadline will be the later of (a) the 90th day prior to the 2008 Annual Meeting of Shareholders and (b) the 10th day following the day on which we publicly announce the date of such meeting. If you wish to submit such a proposal or nominate a director at our 2008 Annual Meeting of Shareholders, please review our bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of shareholder proposals and director nominations.

If you wish to bring a matter before the shareholders at next year’s Annual Meeting and you do not notify Photon Dynamics before November 5, 2007, Photon Dynamics’ management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. However, if our 2008 Annual Meeting of

Shareholders is not held between December 25, 2007 and February 23, 2008, then the deadline will be a reasonable time prior to the time we mail our proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withheld” and, with respect to Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under applicable rules. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors under Proposal No. 1, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal No. 2, the approval of an amendment to the 2005 Equity Incentive Plan and any applicable predecessor plans to permit a one-time stock option exchange program, must receive a “For” vote from the majority of shares present and voting either in person or by proxy. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal No. 3, the approval of an amendment to the 2005 Equity Incentive Plan to increase the number of shares available for issuance under that plan by 800,000 shares of common stock, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal No. 4, the approval of the 2006 Non-Employee Directors’ Stock Incentive Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal No. 5, the ratification of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2007, must receive a “For” vote from the majority of shares present and voting either in person or by proxy. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting in person or by proxy. On the December 8, 2006 record date, there were 16,590,372 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in Photon Dynamics’ quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

General

There are seven nominees for the seven director positions presently authorized by Photon Dynamics’ Board of Directors and Photon Dynamics’ Bylaws. The names of the persons who are nominees for director and their positions and offices with Photon Dynamics are set forth in the table below. Each of the nominees listed below, with the exception of Mr. Rogas, are currently elected directors of Photon Dynamics. In May 2006, Mr. Rogas was appointed to the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. It is Photon Dynamics’ policy to encourage its directors to attend the Annual Meeting and all directors may attend the Annual Meeting telephonically. All of Photon Dynamics’ directors, except Mr. Brathwaite, who had a pre-existing business commitment, attended the 2006 Annual Meeting of Shareholders. Mr. Rogas was not a director as of the date of the 2006 Annual Meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below, subject to discretionary power to cumulate votes. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Photon Dynamics’ management. Proxies may not be voted for more than seven directors. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each person nominated for election has agreed to serve if elected and our management has no reason to believe that any nominee will be unable to serve. The candidates receiving the highest number of affirmative votes by the shares entitled to be voted will be elected.

Nominees

The following is a brief biography of each nominee for director, including their respective ages as of September 30, 2006.

Name	Age	Position Held with Photon

Dr. Malcolm J. Thompson	61	Chairman of the Board of Directors; Director
Mr. Jeffrey A. Hawthorne	49	Chief Executive Officer and President; Director
Mr. Nicholas E. Brathwaite	48	Director
Mr. Michael J. Kim	61	Director
Ms. Terry H. Carlitz	55	Director
Mr. Curtis S. Wozniak	51	Director
Mr. Edward Rogas Jr.	66	Director

MALCOLM J. THOMPSON has been a member of our Board of Directors since 1992, served as the Executive Chairman of our Board of Directors from October 2003 until September 2005 and is now Chairman of the Board. He is the President of MJT Associates and Consulting Company, specializing in high technology and business consulting. From April 2003 to December 2005, Dr. Thompson served as the interim chief executive officer of Vitex Systems, Inc., a developer of technology for use in the manufacture of next-generation flat panel displays. From 1998 through November 2001, he was president and chief executive officer of Novalux, Inc., a provider of laser modules for optical networks. From 1996 to 1998, he was president and chief executive officer of dpiX, Inc., a digital image capture and display products company, and from 1981 to 1996, he was the Chief Technologist for Xerox PARC. Since December 2005, he has been on the board of Cambridge Display Technology. He also has served as chairman of the board of the United States Display Consortium, an industry-government consortium of over 135 member companies. Dr. Thompson received a B.S. and a Ph.D. in Applied Physics from the University of Brighton, Sussex in the United Kingdom.

JEFFREY A. HAWTHORNE has been our President and Chief Executive Officer since October 2003, and has been a member of our Board of Directors since December 2003. From July 2003 to October 2003, Mr. Hawthorne was our Chief Operating Officer. From November 2001 to July 2003, Mr. Hawthorne was our Vice President and President, Image Processing Systems Division. Mr. Hawthorne joined us in 1991 and has held a series of other management positions including Vice President, Development from September 1994 to November 2001. Mr. Hawthorne received a B.S. degree in Engineering Physics from the University of Colorado and an M.S. degree in Optical Engineering from the University of Rochester.

NICHOLAS E. BRATHWAITE has been a member of our Board of Directors since April 2002. Mr. Brathwaite currently serves as chief technology officer of Flextronics International Ltd., a provider of engineering, advanced electronics manufacturing and logistical services, and has held various engineering management positions with Flextronics since 1995. From 1989 to 1995, Mr. Brathwaite held various management positions at nChip, a multi-chip module company. As a founding member of nChip, Mr. Brathwaite was responsible for all manufacturing and operational activities including wafer fabrication, wafer test and module assembly. Before joining nChip, Mr. Brathwaite spent six years with Intel Corporation in various engineering management positions in technology development and manufacturing. He has a B.S. in Applied Chemistry, an M.S. in Polymer Engineering, a BSc (Hons) from McMaster University Canada and an MSc from the University of Waterloo, Canada. Mr. Brathwaite has several patents and has authored more than 50 national and international publications. He is also a member of the board of directors of Power Integrations, Inc., a supplier of high-voltage analog integrated circuits for use in AC to DC power conversion and inSilica, a fabless semiconductor company.

MICHAEL J. KIM became a member of our Board of Directors in 1991. Since July 2001, he has been consulting for high-tech companies in Silicon Valley. From September 1999 through June 2001, he was the vice president of business development at Philips Components, a display company. From 1993 to February 1999, he was senior vice president of LG Electronics, Inc., a manufacturer of consumer electronics products and flat panel displays, and served as the head of the San Jose Technology Center of LG Electronics. From 1988 to 1992, Mr. Kim was vice president at Goldstar Technology, Inc., a subsidiary of LG Electronics. Mr. Kim received a B.S. degree in Electrical Engineering from the University of Illinois, Chicago and an M.S. degree in Electrical Engineering from the University of Santa Clara.

TERRY H. CARLITZ has been a member of our Board of Directors since December 2004. Since June 2002, Ms. Carlitz has served as an independent business advisor. From 1999 to May 2002, Ms. Carlitz served as a director and as chief financial officer of Saba Software, Inc., a provider of human capital management applications. From 1998 to 1999, Ms. Carlitz served as senior vice president of operations and chief financial officer of SPL WorldGroup B.V., a provider of customer relationship management solutions for the energy industry. From 1995 to 1998, Ms. Carlitz served as chief financial officer of Infinity Financial Technology, a provider of derivatives trading and risk management solutions until its merger with SunGard Data Systems. From 1987 to 1995, Ms. Carlitz held various senior financial management positions at Apple Computer, Inc. Since February 2003, Ms. Carlitz has served on the board of directors of Hyperion Solutions Corporation, a provider of business performance management solutions, and Advent Software, Inc., a provider of enterprise investment management software. Ms. Carlitz also serves on the International Board of Advisors at the San Jose State University College of Business and the Management Board of Stanford University’s Graduate School of Business. Ms. Carlitz received a B.S. from San Jose State University and an M.B.A. from Stanford University’s Graduate School of Business.

CURTIS S. WOZNIAK has been a member of our Board of Directors since December 2004. Since October 2003, Mr. Wozniak has been a private investor and a consultant. From 1996 to October 2003, Mr. Wozniak served as chief executive officer of Electroglas, Inc., a provider of automatic wafer probing technologies. From 1994 to 1996, Mr. Wozniak served as president and chief operating officer of Xilinx, Inc., a semiconductor manufacturer. From 1984 to 1994, Mr. Wozniak held various management positions with Sun Microsystems, Inc. Mr. Wozniak serves on the board of directors of a privately held company and on the board of trustees of Kettering University. Mr. Wozniak received a B.S.M.E. from Kettering University and an M.B.A. from Stanford University’s Graduate School of Business.

EDWARD ROGAS JR.  was appointed to the Board of Directors on May 25, 2006 upon the recommendation of the Nominating and Corporate Governance Committee. Mr. Rogas came to the attention of the Board following a search led by the Nominating and Corporate Governance Committee. Mr. Rogas served as a Senior Vice President at Teradyne, Inc., an automated test equipment (ATE) manufacturer, from 2000 through 2005. From 1976 to 2000, Mr. Rogas held various management positions in the semiconductor ATE portion of Teradyne’s business, including Vice President from 1984 to 2000. Prior to that, from 1973 to 1976, he served as Vice President at American Research and Development. Mr. Rogas serves as a member of the board of directors of Vitesse Semiconductor Corporation. He holds an M.B.A. (with distinction) from Harvard Business School and a B.S. from the United States Naval Academy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Photon Dynamics’ Board of Directors consults with Photon Dynamics’ counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Photon Dynamics, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of Photon Dynamics’ directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Hawthorne, the Chief Executive Officer and President of Photon Dynamics, and Dr. Thompson, the Chairman of the Board of Directors of Photon Dynamics. As required under applicable Nasdaq listing standards, Photon Dynamics’ independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Information Regarding the Board of Directors and its Committees

The Board of Directors has three committees: an Audit Committee, a Compensation and Employee Ownership Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee. The following table indicates the current membership of each of the Board committees and meeting information for fiscal 2006 for each of the Board committees:

			Compensation		Nominating and
			and Employee		Corporate
Name	Audit		Ownership		Governance

Mr. Edward Rogas Jr.	X
Mr. Nicholas E. Brathwaite			X	*	X
Mr. Michael J. Kim			X		X
Ms. Terry H. Carlitz	X	*			X
Mr. Curtis S. Wozniak	X				X	*

Total meetings in fiscal year 2006	13		5		1

*	Committee chairperson during fiscal 2006.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The

Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Photon Dynamics.

Audit Committee.  The Audit Committee of the Board of Directors oversees Photon Dynamics’ financial reporting process on behalf of the Board. For this purpose, the Audit Committee performs several functions. Among other things, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of Photon Dynamics’ independent registered public accounting firm;

•	has the sole authority to select, evaluate, replace and oversee Photon Dynamics’ independent registered public accounting firm;

•	has the sole authority to approve non-audit and audit services to be performed by Photon Dynamics’ independent registered public accounting firm;

•	oversees the independence of Photon Dynamics’ independent registered public accounting firm and is responsible for receiving written statements from Photon Dynamics’ independent registered public accounting firm delineating all relationships between Photon Dynamics’ independent registered public accounting firm and Photon Dynamics consistent with Independence Standards Board Standard No. 1;

•	reviews and discusses with management and Photon Dynamics’ independent registered public accounting firm, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices and alternative accounting policies available under generally accepted auditing standards;

•	reviews with Photon Dynamics’ independent registered public accounting firm the adequacy and effectiveness of Photon Dynamics’ accounting and financial controls; and

•	has the specific responsibilities and authority necessary to comply with the Nasdaq listing standards applicable to audit committees.

From October 1, 2005 to March 7, 2006, the Audit Committee was composed of three non-employee directors: Terry Carlitz, (Chair), Curtis Wozniak, and Floyd Kvamme. Upon Mr. Kvamme’s retirement, Michael Kim was appointed to the Committee until May 25, 2006 when Edward Rogas Jr. joined the Committee. The Audit Committee met 13 times during the fiscal year. The Board has adopted a written Audit Committee Charter and revised the Charter on January 23, 2006. The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of Photon Dynamics’ Audit Committee are independent (as currently defined in the Nasdaq listing standards). The Board has determined that each of Terry Carlitz and Curtis Wozniak qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

Compensation and Employee Ownership Committee.  The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for Photon Dynamics. Among other things, the Compensation Committee:

•	reviews and approves corporate performance goals and objectives;

•	reviews and approves the compensation and other terms of employment of Photon Dynamics’ Chief Executive Officer and determines the compensation of Photon Dynamics’ other executive officers;

•	proposes the adoption, amendment and termination of stock option plans, stock appreciation rights plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, and other similar programs;

•	grants rights, participation and interests in these compensation plans to eligible participants; and

•	reports to the Board of Directors from time to time, or whenever it shall be called upon to do so.

For fiscal year 2006, the Compensation Committee has been composed of the following non-employee directors: Nicholas Brathwaite, Michael Kim and, until March 7, 2006, Floyd Kvamme. All members of the Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Compensation Committee met five times during the fiscal year.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee of the Board of Directors, in consultation with the Chief Executive Officer, has the primary responsibility for establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve as directors of Photon Dynamics. The Nominating and Corporate Governance Committee also has the primary responsibility for evaluating, reviewing and considering the recommendation for nomination of current directors for re-election to the Board of Directors. In addition, the Nominating and Corporate Governance Committee monitors the size of the Board, has the power and authority to consider Board nominees and proposals submitted by Photon Dynamics’ shareholders, and establishes procedures to facilitate shareholder communication with the Board of Directors. The Nominating and Corporate Governance Committee also periodically reviews, discusses and assesses the performance of the Board of Directors and Board committees; annually recommends to the Board of Directors the chairmanship and membership of each Board committee; develops corporate governance principles and periodically reviews and assesses these principles and their application; oversees and reviews the processes and procedures used by Photon Dynamics to provide information to the Board of Directors and its committees; and periodically reviews the compensation paid to non-employee directors for their service on the Board and its committees, and recommends any changes to the full Board for its approval. The Board has adopted a written Nominating and Corporate Governance Committee Charter, which is available on our website at http://www.photondynamics.com/governance.

For fiscal year 2006, the Nominating and Corporate Governance Committee was composed of four non-employee directors: Curtis Wozniak (Chair), Terry Carlitz, Nicholas Brathwaite and Michael Kim. All members of the Nominating and Corporate Governance Committee are independent (as currently defined in the Nasdaq listing standards). The Nominating and Corporate Governance Committee met once during the fiscal year.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Photon Dynamics, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Photon Dynamics’ shareholders. However, the Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of the Board, the operating requirements of Photon Dynamics and the long-term interests of Photon Dynamics’ shareholders. In conducting this assessment, the Committee considers the criteria for director qualifications set by the Board of Directors, as well as diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and Photon Dynamics to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Photon Dynamics during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon Nasdaq listing standards, SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 5970 Optical Court, San Jose, CA 95138-1400 not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of Photon Dynamics’ stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating and Corporate Governance Committee has not received a timely director nominee from a shareholder of Photon Dynamics.

Meetings of the Board of Directors

The Board of Directors met eleven times during the last fiscal year. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which they served, that were held during the period for which they were a director or committee member, respectively.

Shareholder Communications with the Board of Directors

Photon Dynamics’ Board of Directors has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or an individual director may send a written communication addressed as follows: Photon Dynamics Board Communication, 5970 Optical Court, San Jose, CA 95138-1400. Communications may also be sent by e-mail to the following address: board@photondynamics.com. Each communication sent must state the number of shares owned by the shareholder making the communication. Each communication will be reviewed by the Secretary of Photon Dynamics who will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Secretary will discard the communication.

Corporate Governance Guidelines

On December 15, 2006 the Board of Directors formalized and adopted the Photon Dynamics, Inc. Corporate Governance Guidelines. The Guidelines include, but are not limited to:

•	Age limits for retirement of directors on the Board

•	Stock ownership guidelines for directors

•	Management evaluation and succession planning guidelines

•	Guidelines limiting service on outside boards

The Corporate Governance Guidelines are posted on our website at: http://www.photondynamics.com/governance.

Code of Business Conduct and Ethics

Photon Dynamics has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at: http://www.photondynamics.com/governance. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on our website at the address specified above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

From September 2005 until March 2006, the Audit Committee was composed of Terry Carlitz, Floyd Kvamme, and Curtis Wozniak. Upon the retirement of Mr. Kvamme from the Board in March 2006, Michael Kim became a member of the Audit Committee. In May 2006, Edward Rogas Jr. replaced Mr. Kim on the Audit Committee. Under Rules 4200(a)(15) and 4350(d) of the Nasdaq listing standards, all current members of Photon Dynamics’ Audit Committee are independent. The Audit Committee is governed by a written Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available at http://www.photondynamics.com/governance.

The Audit Committee oversees Photon Dynamics’ financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of Photon Dynamics’ independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the Board and the Audit Committee. The Audit Committee reviewed with Photon Dynamics’ independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Photon Dynamics’ accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and Photon Dynamics including the matters in the written disclosures received as required by the Independence Standards Board Standards No. 1 and matters required to be discussed by the Statement on Auditing Standards No. 61, and has considered the compatibility of non-audit services with the independence of Photon Dynamics’ independent registered public accounting firm.

The Audit Committee discussed with Photon Dynamics’ independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of Photon Dynamics’ internal controls, and the overall quality of Photon Dynamics’ financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has also retained, subject to shareholder ratification described in Proposal 5, Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2007.

AUDIT COMMITTEE MEMBERS

Terry H. Carlitz, Chair
Edward Rogas Jr.
Curtis S. Wozniak

1 The material in this report is not “soliciting material”, is not deemed “‘filed” with the SEC, and is not to be incorporated by reference into any filing of Photon Dynamics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

APPROVAL OF AMENDMENT TO EQUITY INCENTIVE PLANS TO
PERMIT A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

Our Board of Directors has determined that it would be in the best interests of Photon Dynamics and its shareholders to implement a one-time stock option exchange program (the “exchange offer”) whereby certain underwater stock options held by employees excluding our executive officers and members of our Board of Directors (the “eligible employees”) may be exchanged for restricted share units.

On November 13, 2006, our Board of Directors authorized, subject to shareholder approval, an amendment to our 2005 Equity Incentive Plan and any predecessor plans (collectively, the “Plans”) to permit the exchange offer. If implemented, the exchange offer will permit our eligible employees to exchange outstanding stock options that are significantly underwater for a lesser number of unvested restricted share units to be granted under the 2005 Equity Incentive Plan. The exchange offer will be open to all eligible employees of Photon Dynamics and our domestic and foreign subsidiaries. Our executive officers and members of our Board of Directors will not be eligible to participate. Options eligible for the exchange offer will be those having an exercise price that is more than 130% of the average closing price of our common stock as reported on the Nasdaq Global Market for the 90 days preceding the date on which we commence the exchange offer.

Shareholder approval is required for this proposal under the listing rules of the Nasdaq. If Photon Dynamics’ shareholders approve this proposal, the Board of Directors intends to commence the exchange offer promptly following the annual meeting. If Photon Dynamics’ shareholders do not approve this proposal, the exchange offer will not take place.

The affirmative vote of a majority of the shares of common stock present at the Annual Meeting and entitled to vote on this matter is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
IN FAVOR OF THIS PROPOSAL 2.

Reasons for Exchange Offer

Photon Dynamics has granted stock options to a significant portion of its employees consistent with the view that long-term compensation should align employees’ interests with the interests of shareholders. We believe equity compensation encourages employees to work toward our success and provides a means by which employees benefit from the value of our common stock. We also believe that equity compensation plays a vital role in the retention and recruiting of employees.

During the last several years, Photon Dynamics’ stock price has experienced significant volatility. The per share exercise price of our stock options is set at the closing price of our common stock on the Nasdaq Global Market on the date of grant. The decrease in our stock price over the last three years has resulted in most of our stock options having exercise prices significantly higher than the current market price of our common stock, meaning an important component of our compensation program is perceived by employees as having little value. The closing price of our stock has declined from a high of $45.82 on January 20, 2004 to a low of $10.30 on July 27, 2006. On September 29, 2006, the last trading day of our 2006 fiscal year, approximately 95.5% of our outstanding stock options held by eligible employees had exercise prices greater than $13.27, the closing price of our common stock on that date. At the conclusion of our fiscal year, these underwater options had a weighted average exercise price of $23.32 and a weighted average remaining term of 6.28 years. For approximately 98% of our eligible employees, every one of their options was underwater as of September 30, 2006. On November 30, 2006, our stock price closed at $11.11, further increasing the percentage of outstanding underwater options.

Our Board of Directors believes that exclusive reliance on the use of stock options for grants to our employees and non-employee directors is no longer the most effective equity compensation policy given the current stage of our growth, compensation trends and market conditions. In the future, the Board of Directors expects to mix the use of restricted share units and stock options, with stock option grants being used primarily for employees in more senior positions with management responsibilities. Restricted share units would be subject to vesting requirements as determined by the Compensation Committee. By using restricted share units, we intend to reduce the total number of shares granted for equity compensation purposes because fewer restricted share units are needed to deliver the comparable value of stock options to our employees. In addition, we believe use of restricted share units will reduce our employees’ exposure to the volatility associated with stock options, which creates retention and morale concerns when our stock price does not increase significantly.

We do not intend to use restricted share units exclusively, but to utilize the wider range of equity compensation tools available in order to maximize the effectiveness of our equity compensation among different categories of employees. The proposed exchange offer is an important part of our strategy to move toward an equity compensation model that uses restricted share units in addition to stock option grants.

Accordingly, we have designed the terms of the proposed exchange offer to balance the interests of our shareholders with the objective of increasing the retentive and motivational value of equity awards for employees. Some of the features of the exchange offer include the following:

•	The restricted share units offer a meaningful incentive for eligible employees. Because most of our employees view their underwater options as having little or no value, the majority of our options are ineffective as incentives. We believe that we need to offer new ways to motivate and retain employees in order to enhance long-term shareholder value. Because the restricted share units can never be underwater, we believe the exchange offer will offer a meaningful incentive for eligible employees to remain with Photon Dynamics. Restricted share units will also continue to provide an ongoing performance incentive for employees to work toward improving our business because the value of these awards will increase if our stock price increases.

•	The exchange ratio was calculated to return value to our shareholders. The 3-to-1 exchange ratio was calculated to provide an appropriate exchange of value based on a variety of factors considered by our Board of Directors, including the anticipated level of participation in the exchange offer, the weighted average exercise price of stock options tendered for exchange and the market price of our stock. If the exchange offer is approved, the exchange ratio will result in the issuance of fewer shares subject to the new restricted share units than were outstanding under the cancelled stock options tendered in the exchange offer.

•	The overall number of shares subject to equity awards will be reduced. We expect the exchange offer to reduce the potential dilution to shareholders. The exchange offer is expected to reduce our overhang, particularly that portion consisting of stock options having the highest exercise prices with the least employee retention value. If the exchange offer had been launched on November 30, 2006, options with an exercise price of $15.81 and above would be eligible for exchange. Consequently, options for a total of 1,089,981 shares would be eligible for participation as of November 30, 2006 and, if all options participated, approximately 363,327 restricted share units would be issued.

•	Only outstanding stock options with an exercise price more than 30% higher than our recent average stock price will be eligible for the exchange offer. As of November 30, 2006, approximately 95.5% of our eligible employee stock options have exercise prices more than 30% above our current market price, with exercise prices ranging from $17.00 to $42.00. Even if our stock price increases significantly, most of our currently underwater options would still have little perceived value to employees. Even assuming significant volatility in our share price between the date of this proxy and the date of the exchange offer, we do not believe such volatility would have a material impact on the number of options available for exchange since only 54,406 options have an exercise price under $17.00. The 90-day average closing price for our shares for September 30, 2006 and November 30, 2006 is $12.28 and $12.16, respectively. The thirty-day average closing price as of November 30, 2006 is $11.28.

•	Our executive officers and Board of Directors will not be eligible to participate in the exchange offer. Although our executive officers and directors also hold options that are significantly underwater, they are not eligible to participate in the exchange offer because we believe that a higher proportion of their compensation should be at risk based on our stock price.

•	New vesting requirements are expected to encourage employee retention. Because the new restricted share units will vest over either two or three years, depending on the current vesting schedule of the options being exchanged (as described below under “Description and Implementation of the Exchange Offer”), we expect these new awards to encourage employees to remain with us over the vesting period in order to receive value from these awards.

Effect on Shareholders

We are not able to predict the impact the exchange offer will have on our shareholders because we are unable to predict how many or which eligible employees will exchange their eligible options. Assuming that the average closing market price of our common stock for the 90 days preceding the commencement of the exchange offer is $12.16 (which would be the price if the exchange offer had been launched on November 30, 2006), options with an exercise price of $15.81 and above would be eligible for exchange. In that case, options for a total of 1,089,981 shares (or 95.5% of our outstanding eligible employee stock options) would be eligible for exchange. Assuming that all of these eligible options are surrendered for cancellation, we would issue restricted share units for 363,327 shares, based on the exchange ratio of three eligible options to one restricted share unit, resulting in a net reduction in overhang of 726,654 shares, or approximately 4.4% of the 16,590,372 shares of our common stock issued and outstanding as of December 8, 2006. The actual reduction in our overhang that could result from the exchange offer could differ materially and is dependent on a number of factors, including the actual level of employee participation in the program. The reduction in overhang may also be partially offset by the grant of additional awards under our 2005 Equity Incentive Plan. Consistent with the terms of the 2005 Equity Incentive Plan, we intend to return the shares subject to the options issued under the 2005 Equity Incentive Plan that are cancelled in the exchange offer to the 2005 Equity Incentive Plan for issuance pursuant to future awards. However, 459,930 shares that were issued under the 1995 Stock Option Plan will be permanently cancelled if tendered in the exchange because the 1995 Stock Option Plan has expired pursuant to its terms. Accordingly, a net of up to 266,724 shares currently subject to outstanding options may become available for future awards under the 2005 Equity Incentive Plan (which assumes full participation in the exchange on a hypothetical exchange offer date of November 30, 2006 and accounts for the shares to be used in the grant of restricted share units in the exchange offer). If our stock price increases or decreases by 20% from November 30, 2006 to the date of the exchange, the number of options eligible for exchange would decrease by less than 1% or would increase by 4.5%, respectively, which we do not believe would result in a material impact on the projected number of shares available for grant under the 2005 Equity Incentive Plan, assuming full participation in the exchange. For a summary in tabular format of the historical and projected numbers of shares available under our equity compensation plans, please refer to the table below.

Historical and Projected Number of Shares Available for Grant

	Shares Available for
	Grant Under the	Shares Available for
	Non-Employee	Grant Under the 2005
	Directors Plan(1)	Equity Incentive Plan

Balance at September 30, 2006 (Actual)	305,000	493,336
Options Granted between September 30, 2006 and December 15, 2006 (Actual)(2)		(312,500)

Net Available for Grant December 15, 2006 (Actual)	305,000	180,836
Maximum shares to be cancelled under exchange (Projected)(3)		1,089,981
Maximum restricted share units issued (Projected)(3)		(363,327)
Maximum number of shares cancelled under 1995 plan and not returned to pool (Projected)(3)		(459,930)

Net available after exchange (Projected)	305,000	447,560
Additional shares upon shareholder approval(4)	200,000	800,000

Total available for grant upon approval of all proposals (Projected)	505,000	1,247,560

Historical and Projected Number of Outstanding Shares under all Option Plans(5)

No. of Shares

Outstanding at September 30, 2006 (Actual)	1,950,695
Options Granted between September 30, 2006 and December 15, 2006 (Actual)(2)	312,500

Outstanding at December 15, 2006 (Actual)	2,263,195
Maximum shares to be cancelled under exchange (Projected)(3)	(1,089,981)
Maximum restricted share units issued (Projected)(3)	363,327

Net outstanding after exchange (Projected)	1,536,541
Total outstanding upon approval of all proposals (Projected)	1,536,541

(1)	If Proposal No. 4 is approved by shareholders, shares subject to annual grants to non-employee directors will be reduced from 90,000 shares per annum to 60,000 shares per annum based upon the initial policy.

(2)	Includes new hire grants and promotion stock option grants, including 200,000 options and restricted share units granted upon the appointment of our Chief Financial Officer (80,000 options) in November 2006 and our Chief Operating Officer (70,000 options and 50,000 restricted share units) in December 2006.

(3)	Assumes shareholder approval of Proposal No. 2 of this Proxy and full participation in the exchange program based on our stock price during the 90-day period before November 30, 2006.

(4)	Assumes shareholder approval of Proposal No. 3 and Proposal No. 4.

(5)	Includes shares under our 1987, 1995, 2001 and 2005 equity incentive plans for employees and non-employee directors.

Description and Implementation of the Exchange Offer

We have not commenced the exchange offer and will not do so unless and until our shareholders approve this proposal. Upon shareholder approval, the amendment to the 2005 Equity Incentive Plan would authorize Photon Dynamics to implement the exchange offer. Under the exchange offer, eligible employees would have a one-time opportunity to exchange their eligible options for a lower number of restricted share units based on a fixed exchange ratio of three eligible options to one restricted share unit. Restricted share units granted in exchange for options that are at least 50% vested as of the exchange offer date would vest over a two-year period in equal annual installments. Restricted share units granted in exchange for options that are less than 50% vested as of the exchange offer date would vest over a three-year period in equal annual installments. Vesting of the restricted share units would be measured from the date that the restricted share units are granted. Participation in the stock option exchange program would be voluntary.

If approved by shareholders, the exchange offer will commence at a time determined by the Compensation Committee. The Compensation Committee will retain the authority, in its discretion, to terminate, amend or postpone the exchange offer at any time prior to expiration of the election period under the exchange offer.

Upon the commencement of the exchange offer, eligible employees holding eligible options will receive written materials in the form of an “Offer to Exchange” explaining the precise terms and timing of the exchange offer. Employees will be given at least 20 business days to elect to surrender their eligible options in exchange for restricted share units. At or before the commencement of the exchange offer, we will file the Offer to Exchange with the Securities and Exchange Commission as part of a tender offer statement on Schedule TO.

Terms of the Exchange Offer

Eligible options.  Options eligible for the exchange offer (the “eligible options”) will be those having an exercise price that is more than 130% of the average closing price of our common stock as reported on the Nasdaq Global Market for the 90 days preceding the date on which we commence the exchange offer.

Eligible employees.  All of our employees who hold eligible options would be eligible to participate in the exchange offer, excluding our executive officers and directors. In addition, we may exclude employees in certain non-U.S. jurisdictions from the exchange offer if local laws would make their participation infeasible or impractical. To be eligible, an employee must be employed by us or one of our subsidiaries both at the time the exchange offer commences and on the date the surrendered options are cancelled and restricted share units are granted to replace them. Any eligible employee holding eligible options who elects to participate but whose employment terminates for any reason prior to the grant of the restricted share units, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will not be eligible to participate in the exchange offer and will instead retain his or her eligible options subject to their existing terms. As of November 30, 2006, there were approximately 313 eligible employees who held options who would qualify for exchange.

Exchange ratio.  The number of outstanding stock options that an eligible employee would surrender for cancellation in exchange for the grant of a restricted share unit representing one share of common stock is known as the exchange ratio. In the proposed exchange offer, eligible employees would be offered a one-time opportunity to exchange their current stock options for a smaller number of restricted share units based on a 3-to-1 exchange ratio. For example, if an employee surrendered options to purchase 300 shares of our common stock, the employee would receive restricted share units representing 100 shares of our common stock. The 3-to-1 exchange ratio has been selected to result in the issuance of restricted share units that have an aggregate value that is equal to or less than the value of the options to be cancelled, based on the recommendations of a third party consultant, who calculated the effects of the exchange using the binomial option valuation method.

Description of Restricted Share Units

Restricted share units are rights to receive shares of common stock on specified future dates when those rights have vested following a required period of employment. A participant is not required to pay any monetary consideration to receive shares of our common stock upon settlement of restricted share units. Restricted share units issued in the exchange offer will be completely unvested at the time they are granted and will become vested on the basis of the eligible employee’s continued employment with Photon Dynamics or any of its subsidiaries. The restricted share units will vest in equal annual installments over a two-year period or, with respect to options that are less than 50% vested on the date of the exchange, in equal annual installments over a three-year period, in either case measured from the date that the restricted share units are granted. A participant in the exchange offer will generally forfeit any restricted share units received that remain unvested at the time his or her employment with us terminates for any reason. The Compensation Committee has the authority to adopt such additional terms and conditions for replacement restricted share units as it determines to be necessary and appropriate, including accelerating the vesting date of the restricted share units on change in control events.

Generally, employees participating in the exchange offer will recognize taxable income in connection with their restricted share unit awards no later than the vesting of the award, although the applicable tax laws may vary from country to country. For our U.S. employees and many of our non-U.S. employees, this income is subject to income and employment tax withholding. The Company may satisfy its tax withholding obligations by deducting from the shares of common stock that would otherwise be issued in settlement of restricted share units a number of whole shares having a fair market value that does not exceed the applicable minimum statutory withholding requirements.

Potential Modification of Terms to Comply with Government Regulations

The terms of the exchange offer will be described in an Offer to Exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to materially modify the program’s terms, it is possible that we will need to alter the terms of the exchange offer to comply with comments from the SEC. Changes in the terms of the exchange offer may also be required for tax or accounting purposes. In addition, we intend to make the exchange offer available to our employees who are located outside of the United States, where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the U.S. to comply with local requirements. The Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the exchange offer.

U.S. Federal Income Tax Consequences

We believe that the exchange offer will be treated as a non-taxable exchange for U.S. federal income tax purposes. Therefore, we believe that participating U.S. employees should not realize any income for U.S. federal income tax purposes upon the grant of the replacement restricted share units. Employees will generally be subject to tax upon vesting of the restricted share units, including income and employment tax withholding. Photon Dynamics will generally be entitled to a tax deduction equal to the income recognized by the employee. The tax consequences of the receipt of restricted share units for participating non-U.S. employees may differ significantly from the U.S. federal income tax consequences described above. Notwithstanding the foregoing, all employees are urged to seek the advice of their own tax advisor in connection with the exchange offer.

Accounting Treatment

Effective with our fiscal year beginning on our first quarter of fiscal 2006, we have adopted the provisions of Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), on accounting for share-based payments. Under SFAS No. 123R, to the extent the fair value of each award of restricted share units granted to employees exceeds the fair value of the stock options surrendered, such excess is considered additional compensation. This excess, in addition to any remaining unrecognized expense for the stock options surrendered in exchange for the restricted stock rights, will be recognized by Photon Dynamics as an expense for compensation. This expense will be recognized ratably over the vesting period of the restricted share units in accordance with the requirements of SFAS No. 123R. In the event that any of the restricted share units are forfeited prior to their settlement due to termination of employment, the expense for the forfeited restricted share units will be reversed and will not be recognized.

New Plan Benefits

Because participation in the exchange offer is voluntary, the benefits or amounts that will be received by any participant or groups of participants, if the proposal is approved, are not currently determinable. None of our executive officers or members of our Board of Directors will be eligible to participate in the exchange offer. Based on the average closing price of our stock for the 90-day period preceding November 30, 2006, the maximum number of shares underlying options that would be cancelled would be 1,089,981 shares, and the maximum number of shares underlying the new restricted share units that would be granted would be 363,327 shares.

Additional Information Regarding the Exchange Offer

If shareholders approve this proposal and we commence the exchange offer, we will provide additional information to eligible employees regarding the exchange offer, including information regarding its risks, mechanics and timing. The exchange offer would not commence before January 25, 2007. Eligible employees should read the additional materials received at that time because they will contain important information about the exchange offer. In accordance with applicable law, these materials would be filed with the SEC and available without charge from its website, http://www.sec.gov. The materials would also be available on Photon Dynamics’ website at http://www.photondynamics.com. Eligible employees would have at least 20 business days to decide whether to participate in the exchange offer.

PROPOSAL 3

APPROVAL OF AMENDMENT TO 2005 EQUITY INCENTIVE PLAN
TO INCREASE SHARES AVAILABLE FOR ISSUANCE BY AN ADDITIONAL 800,000 SHARES

Our Board of Directors has determined that it would be in the best interests of Photon Dynamics and its shareholders to amend our 2005 Equity Incentive Plan to increase the shares available for issuance under the 2005 Equity Incentive Plan by 800,000 shares. The additional requested shares represent only 4.8% of our total outstanding shares as of December 8, 2006.

The Board adopted our 2005 Equity Incentive Plan (the “2005 Plan”) on January 21, 2005, and our shareholders approved the 2005 Plan at our 2005 Annual Meeting. An aggregate of 1,450,000 shares of Common

Stock initially were reserved for issuance under the 2005 Plan, including 650,000 shares of Common Stock carried over from our predecessor 2001 Incentive Plan. Our Board of Directors has authorized, subject to shareholder approval, an amendment to the 2005 Plan to increase the number of shares available by 800,000 shares. At the end of our fiscal year on September 30, 2006, we had outstanding options to purchase 731,508 shares under the 2005 Plan, options to purchase 1,124,187 shares under other employee plans (not including the 2005 Non-Employee Directors’ Plan), and 493,336 shares available for future awards under the 2005 Plan. For further detail, please refer to the table under Proposal No. 2 above entitled “Historical and Projected Number of Shares Available for Grant.”

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to approve this amendment to the 2005 Plan. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
IN FAVOR OF THIS PROPOSAL 3.

Reasons for Proposed Increase in Share Reserve

•	Shares currently available under the 2005 Plan would only last approximately 12 months based on our historical burn rate and anticipated hiring and retention needs. During the last fiscal year, all employees of Photon Dynamics as a group were granted options under the 2005 Plan covering an aggregate of 354,950 shares, not including 23,000 shares used for grants made to our executive officers during the last fiscal year. As of September 30, 2006, only 493,336 shares remained available for future grant under the 2005 Plan (not including any shares that might in the future be returned to the 2005 Plan as a result of the cancellation or expiration of options, including pursuant to the proposed exchange offer). From the 493,336 shares that were available on September 30, 2006, we have granted options and restricted share units for an additional 200,000 shares to our recently hired Chief Operating Officer (70,000 options and 50,000 restricted share units) and Chief Financial Officer (80,000 options) and made certain promotion grants to other employees reducing the estimated number of shares available to 180,836 shares. If shareholders approve Proposal No. 2 and all eligible employees participate fully in the exchange offer (assuming launch of the exchange offer on November 30, 2006), the number of shares available for future grant under the 2005 Plan would still only consist of 447,560 shares after issuing the restricted share units and cancelling shares issued under the 1995 Stock Option Plan. For further detail, please refer to the table under Proposal No. 2 above entitled “Historical and Projected Number of Shares Available for Grant.”

•	Stock-based incentive compensation encourages and rewards employee performance while aligning our employees’ interests with those of our shareholders. We believe that stock-based compensation encourages and rewards employee performance by increasing the value of their compensation if our stock performance improves. This results in employees being motivated to increase our share price, even when restricted shares or restricted share units are granted. Vesting requirements further encourage long-term retention, which is beneficial to the growth and success of Photon Dynamics. We need additional shares to ensure that we have the continued ability to use equity compensation to motivate existing high performing employees, hire additional employees and align our employees’ interest with those of our shareholders.

•	We are sensitive to the concerns of our shareholders regarding dilution and plan to conserve the number of shares available for grant under the plan by partly replacing stock option grants with restricted share unit grants. Our Board of Directors believes that exclusive reliance on the use of stock options is no longer appropriate given the current stage of our growth, compensation trends and market conditions and plans to adopt a modified compensation policy that would mix the use of restricted share units and stock options. Stock option grants would be used primarily for employees in more senior positions with management responsibilities, and restricted share unit grants would be used for the balance of our employees. Restricted share units would be subject to vesting requirements as determined by the Compensation Committee with a minimum three year vesting schedule (excluding certain restricted stock units to be issued in the exchange offer as described under Proposal No. 2). By partly replacing stock option grants with restricted share unit grants, we expect to conserve the number of shares available for grant under the plan because fewer restricted share units than stock options are needed to deliver comparable value to our employees.

•	Our ability to attract, motivate and retain qualified, high-performing employees could be compromised without an increase in shares available for issuance under our 2005 Plan. Many of our employees view equity incentives as a key aspect of their compensation. We currently grant stock options to new employees, upon the promotion of certain existing employees, and on an annual supplemental basis to existing employees. Even with the reduced burn rate that is expected from the future use of restricted share units as part or our equity compensation program, we do not currently have enough shares available for issuance under the 2005 Plan to enable us to make sufficient equity compensation grants through the 2007 fiscal year. As a result, we may lack the ability to attract and retain the best available personnel for positions of substantial responsibility and offer equity compensation that is commensurate with that of our peers and competitors.

Features of the Plan

The 2005 Plan and our long-term equity compensation strategy are designed to be in the interests of both employees and shareholders. We seek to increase the number of shares available for grant under the 2005 Plan in the context of the following plan features and facts:

•	Before the exchange, outstanding shares available or subject to outstanding awards under the 2005 Plan represent only 8.77% of our total outstanding shares at November 30, 2006, which is substantially lower than the 16.6% average of our peers in the Russell 3000 industry group according to a study prepared for us by an independent third party consultant.

•	The additional 800,000 shares represent 4.8% of our total outstanding shares at December 8, 2006, which reflects an increase that we believe will bring our share reserve for equity compensation purposes in line with that of our peers in the Russell 3000 industry group.

•	We intend to reduce our usage of equity awards in the future and to limit our average annual usage to no more than 3% of our outstanding shares for our currently foreseeable equity compensation needs.

•	We are prohibited from repricing awards granted under the 2005 Plan or offering exchange programs for awards granted under the 2005 Plan, such as under Proposal No. 2, without first obtaining shareholder approval.

•	In keeping with compensation and corporate governance best practices, our 2005 Plan does not have an “evergreen” feature, which would provide for automatic replenishment of authorized shares available under an equity plan. As a result, we must obtain shareholder approval for any increase in shares.

•	The 2005 Plan is managed by the Compensation Committee of our Board of Directors, which is comprised solely of independent non-employee directors. Our Board and Compensation Committee are committed to increasing the focus of equity compensation on value-creating employees with management responsibilities. To this end, we have developed equity compensation guidelines that we plan to use for new hires and for annual performance-based grants. Under our current equity compensation guidelines, our three main categories of employees will generally receive equity compensation as follows:

•	For senior executives, a blend of options and restricted share units weighted toward options.

•	For middle management, a blend of options and restricted share units weighted toward restricted share units.

•	For other eligible employees, restricted share units only.

Summary of Principal Terms of 2005 Plan

General.  The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation (collectively, “equity awards”), which may be granted to employees (including officers), non-employee directors, and consultants. The Board adopted the 2005 Plan to secure and retain the services of employees (including officers), non-employee directors, and consultants eligible to receive equity awards, to provide incentives to exert maximum efforts for the success of Photon Dynamics and its affiliates, and to provide a means by which key service providers may be given an opportunity to benefit from increases in value of our Common Stock through the granting of equity awards.

Grant Limitations.  No person may be granted stock options or stock appreciation rights covering more than 1,000,000 shares of Common Stock under the 2005 Plan during any calendar year. This limitation is designed to help ensure that any deductions to which we would otherwise be entitled upon the exercise of a stock option or stock appreciation right or upon the subsequent sale of shares purchased under such an award, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Share Availability.  If an equity award granted under the 2005 Plan expires or otherwise terminates without being exercised in full, the shares of Common Stock not issued again become available for subsequent issuance under the 2005 Plan. In addition, shares may again become available for the grant of new awards under the 2005 Plan if they are forfeited to or repurchased by Photon Dynamics prior to becoming fully vested, or if they are withheld or tendered to Photon Dynamics to satisfy withholding taxes or exercise prices. Shares issued under the 2005 Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

Stock Options.  Either incentive or nonstatutory stock options may be granted under the 2005 Plan. Options granted under the 2005 Plan vest at the rate specified by the plan administrator. Stock options granted under the Plan generally have the following terms:

•	An exercise price of not less than 100% of the fair market value of our Common Stock which is defined as the closing price of our shares on the Nasdaq on the date of grant.

•	A maximum term of ten years.

•	Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s relationship with Photon Dynamics ceases, the optionee generally may exercise any vested options for a period of three months following the cessation of service. However, an optionee (or a beneficiary) may exercise any vested options for a period of 12 months in the event of termination by reason of disability, or 18 months in the event of death. If an optionee’s service relationship with Photon Dynamics is terminated for cause, the option will terminate immediately upon the optionee’s termination date.

•	Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender of Common Stock previously owned by the optionee and held for at least six months, (iv) a net exercise of the option, and (v) other legal consideration approved by the plan administrator.

•	Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Stock Purchase Awards.  Acceptable consideration for the purchase price for a stock purchase award will be determined by the plan administrator and may include (i) cash or check, or (ii) any other form of legal consideration. Shares of Common Stock acquired under a stock purchase award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a stock purchase award may be transferred only upon such terms and conditions as set by the plan administrator.

Stock Bonus Awards.  A stock bonus award may be granted in consideration for the recipient’s past services performed for Photon Dynamics or its affiliates or for any other form of legal consideration. Shares of Common Stock acquired under a stock bonus award may, but need not, be subject to forfeiture to Photon Dynamics in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a stock bonus award may be transferred only upon such terms and conditions as set by the plan administrator. Stock bonus awards will have a minimum vesting schedule of three years and any terms with respect to accelerated vesting will be limited to acceleration upon a change of control, death or disability of a holder or involuntary termination of a holder.

Stock Unit Awards.  A stock unit award is the right to receive shares of our Common Stock on a future specified date. Payment of any purchase price for the shares may be made in any form permitted under applicable law; however, we will settle a payment due to a recipient of a stock unit award by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a stock unit award. Stock unit awards may be subject to vesting requirements determined by the plan administrator. Stock unit awards will have a minimum vesting schedule of three years (excluding certain restricted stock units to be issued in the exchange offer as described under Proposal No. 2) and any terms providing for accelerated vesting will be limited to acceleration upon a change of control, death or disability of a holder or involuntary termination of a holder.

Stock Appreciation Rights.  A stock appreciation right is the right to receive, at the time of exercise, an amount in cash and/or stock equal to the product of (i) the excess of the per share fair market value of our Common Stock on the date of exercise over the strike price, multiplied by (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. The plan administrator determines the strike price for a stock appreciation right. The vesting schedule and other terms are determined by the plan administrator. If a participant’s service relationship with us ceases, then the participant, or the participant’s beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event, however, may an option be exercised beyond the expiration of its term.

Other Equity Awards.  The plan administrator may grant other awards based in whole or in part by reference to our Common Stock. The plan administrator will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with such awards.

Changes to Capital Structure.  In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to the number of shares reserved under the 2005 Plan and outstanding equity awards.

Corporate Transactions.  In the event of certain corporate transactions (such as a merger or sale of substantially all of the assets of Photon Dynamics), all outstanding equity awards under the 2005 Plan may be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume, continue or substitute for such equity awards, then the vesting and exercisability provisions of equity awards held by current service providers will be accelerated in full. In addition, the Board has the discretion to provide that an equity award under the 2005 Plan will immediately vest and become exercisable upon or after the occurrence of a change in control of Photon Dynamics.

Duration, Amendment and Termination.  The Board may suspend or terminate the 2005 Plan at any time, except that any suspension or termination may not impair rights under equity awards previously granted without the written consent of the award holder. Unless sooner terminated, the 2005 Plan will terminate on January 20, 2015. The Board may also amend the 2005 Plan or equity awards granted under the 2005 Plan at any time, except that no amendment may impair rights under any award without the written consent of the award holder. In addition, no amendment of the 2005 Plan will be effective unless approved by our shareholders to the extent such approval is necessary to satisfy applicable law.

Federal Income Tax Information

The following is a summary of the principal U.S. federal income taxation consequences to participants and Photon Dynamics with respect to awards granted under the 2005 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.  Incentive stock options granted under the 2005 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Code. There generally are no federal income tax consequences to the participant or Photon Dynamics by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares will be a long-term capital gain or loss, and Photon Dynamics will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Photon Dynamics may be entitled to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.  No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Photon Dynamics will be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by Photon Dynamics in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when Photon Dynamics’ repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Photon Dynamics is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, Photon Dynamics will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Stock Purchase Awards and Stock Bonus Awards.  Upon receipt of a stock purchase or stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Generally, Photon Dynamics will be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock purchase or stock bonus award are unvested and subject to repurchase by Photon Dynamics in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Photon Dynamics’ repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a stock purchase or stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year from the date of vesting or a Section 83(b) election.

Stock Unit Awards.  No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and Photon Dynamics will be required to satisfy certain tax withholding requirements applicable to such income. Generally, Photon Dynamics will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Photon Dynamics, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are granted by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

New Plan Benefits

Photon Dynamics’ executive officers and directors, other than non-employee directors, have an interest in approval of the amendment to the 2005 Plan because it relates to the issuance of equity awards for which they may be eligible. Because the Compensation Committee has the discretion to grant awards, it is not possible as of the date of this proxy statement to determine future awards that will be received by executive officers and other employees under the 2005 Plan. Non-employee directors are not eligible to receive awards under the 2005 Plan. The table under the caption “Option Grants In Last Fiscal Year” provides information with respect to the grant of options under the 2005 Plan to the named executive officers during the most recent fiscal year. The following table sets forth additional information with respect to options granted under the 2005 Plan during the most recent fiscal year to certain groups:

		Weighted Average
	Options Granted	Exercise Price

All current executive officers as a group	23,000	19.46
All non-executive employees as a group	354,950	18.44
All directors as a group	95,000	19.49

PROPOSAL 4

APPROVAL OF 2006 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN

Shareholders are requested in this Proposal to approve the 2006 Non-Employee Directors’ Stock Incentive Plan (the “2006 Directors’ Plan”). The 2006 Directors’ Plan amends and restates the 2005 Non-Employee

Directors’ Stock Option Plan (the “2005 Directors’ Plan”) and reflects three primary changes. First, the 2006 Directors’ Plan increases the authorized share reserve that was available under the 2005 Directors’ Plan by 200,000 shares. Second, the 2006 Directors’ Plan provides for grants of stock awards, including restricted share awards and restricted share units, to non-employee directors in addition to stock options, which are the only form of equity compensation allowed by the 2005 Directors’ Plan. Third, the 2006 Directors’ Plan replaces the non-discretionary initial and annual grants that were made under the 2005 Directors’ Plan with grants made at the discretion of the independent directors of the Board (for purposes of this Proposal No. 4, the “Board”). The other terms and conditions of the 2006 Directors’ Plan remain substantially consistent with the terms and conditions of the 2005 Directors’ Plan approved by our shareholders in 2005.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the 2006 Directors’ Plan. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

Reasons for Proposed Changes to the Directors’ Plan

•	The number of shares reserved under the 2006 Directors’ Plan is small relative to our total capitalization and compared to peer companies. Outstanding shares subject to the 2005 Directors’ Plan represent only 3.03% of our total outstanding shares at December 8, 2006, which is lower than our peers according to a study prepared for us by an independent third party consultant. The 2006 Directors’ Plan would only increase the share reserve under the 2005 Directors’ Plan by 200,000 additional shares to 505,000 shares. We would expect the 505,000 shares to last for eight years based on our current board composition and the proposed restricted share unit and stock option grant policy for non-employee directors. Under the non-discretionary annual grant of 90,000 shares made under the existing 2005 Directors’ Plan, we expect that the available share reserve would last for less than three years, based on our current board composition and assuming no forfeiture or cancellation of outstanding awards. For further detail, please refer to the table under Proposal No. 2 above entitled “Historical and Projected Number of Shares Available for Grant.”

•	We believe increased flexibility will help us attract and retain the service of highly qualified and experienced non-employee directors on our Board. Equity compensation is an important component of director compensation and aligns our directors’ interests with those of our stockholders. The Board believes that adopting a plan that provides the Board with flexibility to adapt director compensation to market conditions and corporate needs will benefit Photon Dynamics’ shareholders.

•	Shares subject to initial and annual grants to non-employee directors will be substantially reduced under the discretionary initial policy set forth in the 2006 Directors’ Plan compared to non-discretionary grants made under the 2005 Directors’ Plan. Under the existing 2005 Directors’ Plan, each newly appointed non-employee director receives a non-discretionary initial grant of an option to purchase 20,000 shares of our Common Stock, which vests in four equal installments measured from the date of grant. On the date of each annual meeting of our shareholders under the 2005 Directors’ Plan, each non-employee director is granted an option to purchase 15,000 shares of our Common Stock, which vests in twelve equal monthly installments measured from the date of grant. The proposed 2006 Directors’ Plan provides for an initial policy according to which the following grants would be made until the Board determines otherwise: (i) an initial grant of restricted share units representing 3,300 shares and an option to purchase 10,000 shares when an individual first becomes a non-employee director, each of which would vest annually over four years; and (ii) an annual grant of restricted share units representing 2,500 shares, which would vest in equal annual installments over three years, and an option to purchase 7,500 shares, which would vest after one year.

If shareholders do not approve the 2006 Directors’ Plan, we intend to continue to grant options to our Non-Employee Directors under the 2005 Directors’ Plan to the extent shares remain available.

Summary of Principal Terms of the 2006 Directors’ Plan

Unless otherwise described below, the 2006 Directors’ Plan does not materially alter the terms of the 2005 Directors’ Plan.

General.  The 2006 Directors’ Plan provides for the discretionary grant of nonstatutory stock options and stock awards, including restricted stock and restricted share units, to our non-employee directors. The 2005 Directors’ Plan only provided for non-discretionary initial and annual grants of nonstatutory stock options to purchase shares of Common Stock. The Board adopted the 2006 Directors’ Plan to retain the services of its non-employee directors, to secure and retain the services of new non-employee directors, to reduce shareholder dilution resulting from the exclusive use of stock option grants by allowing for stock awards that enable smaller grants, and to provide incentives for non-employee directors to exert maximum efforts for the success of Photon Dynamics and its affiliates.

Share Reserve.  The aggregate number of shares of our Common Stock that may be issued pursuant to awards granted under the 2006 Directors’ Plan is 505,000 shares, which represents an increase of 200,000 shares compared to the authorized share reserve available under the 2005 Directors’ Plan as of September 30, 2006. If any award expires or terminates for any reason, in whole or in part, without having been exercised or vested in full, or if any shares issued pursuant to an award are forfeited to or repurchased by Photon Dynamics, the shares of Common Stock not acquired under such stock award, or forfeited to or repurchased by Photon Dynamics, will become available for future issuance under the 2006 Directors’ Plan.

The following additional types of shares issued under the 2006 Directors’ Plan may also become available for the grant of new awards: (i) any shares withheld to satisfy withholding taxes, (ii) any shares used to pay the exercise price of an option in a net exercise arrangement, and (iii) shares tendered to Photon Dynamics to pay the exercise price of an option. As of the date hereof, no shares of Common Stock have been issued under the 2006 Directors’ Plan.

Administration.  The independent directors of the Board (as defined in the Nasdaq listing standards) will administer the 2006 Directors’ Plan and will determine the provisions of each option to the extent not specified in the 2006 Directors’ Plan. The entire Board, as opposed to only independent directors, administered the 2005 Directors’ Plan.

Option Awards.  The exercise price of options granted under the 2006 Directors’ Plan will be no less than the fair market value of our Common Stock on the date of grant.

No option granted under the 2006 Directors’ Plan may be exercised after the expiration of ten years from the date it was granted. If an optionee’s service relationship with Photon Dynamics, or any of its affiliates, whether as a non-employee director or subsequently as an employee, director or consultant of Photon Dynamics or an affiliate, ceases for any reason other than disability, death, for cause, or following a change in control, the optionee may exercise any vested Awards for a period of three months following the cessation of service. If an optionee’s service relationship with Photon Dynamics, or any of its affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise any vested Awards for a period of 12 months in the event of disability, and 18 months in the event of death. If an optionee’s service relationship with Photon Dynamics, or any of its affiliates, is terminated for cause, the option will terminate immediately upon the optionee’s termination date. If an optionee’s service relationship with Photon Dynamics, or any of its affiliates terminates as of or within 12 months following a specified change in control transaction, the optionee may exercise vested Awards for a period of 12 months following the optionee’s termination of service. In no event, however, may an option be exercised beyond the expiration of its term.

The exercise price of an option may be paid in any combination of the following: (i) cash or check, (ii) pursuant to a broker-assisted cashless exercise, or (iii) by tender of other Common Stock previously owned by the optionee. Awards granted under the 2006 Directors’ Plan are generally not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order.

Stock Awards.  Stock awards may be granted either alone, in addition to, or in tandem with other awards granted under the 2006 Directors’ Plan. After the Board determines that it will grant a stock award, it will advise the non-employee director in writing or electronically, by means of an agreement, of the terms, conditions and restrictions related to the grant, including vesting and the number of shares that the director will be entitled to receive.

If a stock award holder’s continued service with Photon Dynamics ceases for any reason other than following a change in control, any unvested portion of the stock award holder’s stock award will be forfeited and returned to Photon Dynamics.

The 2005 Directors’ Plan only provides for the grant of stock options and not the grant of stock awards.

Discretionary Grants.  The Board may grant options, restricted shares or restricted share units in its discretion to any non-employee director. Awards will vest as the Board deems appropriate, except with respect to restricted stock awards, including restricted share units, which will vest in equal annual installments over three years at a minimum. Acceleration of the vesting of restricted stock awards, including restricted share units, may only occur upon a change of control or certain corporate transactions as provided in the 2006 Directors’ Plan. The 2005 Directors’ Plan only provides for non-discretionary initial and annual grants of nonstatutory stock options to purchase shares of Common Stock.

Initial Policy.  The 2006 Directors’ Plan provides for the following grants to be made until the Board determines otherwise: (i) an initial grant of restricted share units representing 3,300 shares and an option to purchase 10,000 shares of our Common Stock when an individual first becomes a non-employee director, each of which will vest annually over four years; and (ii) on the date of each annual meeting of our stockholders, a grant of restricted share units representing 2,500 shares, which will vest in equal annual installments over three years, and an option to purchase 7,500 options, which will vest after one year.

Under the 2005 Directors’ Plan, each newly appointed non-employee director receives a non-discretionary initial grant of an option to purchase 20,000 shares of our Common Stock, which vests in four equal installments measured from the date of grant. On the date of each annual meeting of our shareholders under the 2005 Directors’ Plan, each non-employee director is granted an option to purchase 15,000 shares of our Common Stock, which vests in twelve equal monthly installments measured from the date of grant.

Changes to Capital Structure.  In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (i) the number of shares reserved under the 2006 Directors’ Plan, (ii) the number of shares to be issued pursuant to initial and annual grants, and (iii) the number of shares and exercise price, as applicable, of all outstanding awards.

Corporate Transactions.  In the event of certain corporate transactions, as defined in the 2006 Directors’ Plan, all outstanding awards under the 2006 Directors’ Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for the awards, then (i) with respect to any awards that are held by award holders then performing services for Photon Dynamics, the vesting and exercisability of the awards will be accelerated in full and any options will be terminated if not exercised prior to the effective date of the corporate transaction. All outstanding options will terminate if not exercised prior to the effective date of the corporate transaction.

Changes in Control.  If a specified change in control transaction occurs, as defined in the 2006 Directors’ Plan, and an award holder’s service relationship with Photon Dynamics has not terminated immediately prior to the effective time of the transaction, then the vesting and exercisability of the award holder’s awards will be accelerated in full immediately prior to (and contingent upon) the effectiveness of the transaction. If an award holder is terminated or required to resign his or her position as a non-employee director as a condition of the transaction, the vesting and exercisability of the award holder’s awards will be accelerated in full immediately prior to the effectiveness of such resignation, contingent upon the effectiveness of the transaction.

Duration, Amendment and Termination.  The Board may suspend or terminate the 2006 Directors’ Plan at any time. Such suspension or termination may not impair the rights and obligations under any awards granted prior to such suspension or termination without the written consent of the optionee.

The Board may also amend the 2006 Directors’ Plan or awards granted under the 2006 Directors’ plan at any time. The amendment of an award may not impair the rights of an award holder without the written consent of the award holder. In addition, no amendment of the 2006 Directors’ Plan will be effective unless approved by our shareholders to the extent such approval is necessary to satisfy applicable law. The Board may submit amendments to the 2006 Directors’ Plan for shareholder approval.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and Photon Dynamics with respect to participation in the 2006 Directors’ Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Nonstatutory Stock Options.  No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Photon Dynamics will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by Photon Dynamics in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when the Photon Dynamics’ repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Awards.  Upon receipt of a vested stock award, the participant will recognize ordinary income in an amount equal to the fair market value of the shares on the date of issuance. If shares issued upon the grant of a stock award are unvested and subject to forfeiture, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the stock vests, an amount equal to the fair market value of the shares on the date of vesting. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the fair market value of the shares on the date of issuance. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the stock vests. Generally, Photon Dynamics will be entitled to a corresponding income tax deduction in the tax year in which ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year from the date of vesting or a Section 83(b) election.

Stock Unit Awards.  No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Generally, Photon Dynamics will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued.

New Plan Benefits

Photon Dynamics’ non-employee directors have an interest in approval of the 2006 Directors’ Plan because it relates to the issuance of equity awards for which non-employee directors are eligible. Because the Board has the discretion to grant awards, it is not possible as of the date of this proxy statement to determine future awards that will be received by non-employee directors under the 2006 Directors’ Plan. The table included in the section of this proxy entitled “Executive Compensation — Compensation of Directors” provides information with respect to the grant of options under the 2005 Directors’ Plan to our non-employee directors during the most recent fiscal year. The following table presents certain information with respect to awards to be granted under the 2006 Directors’ Plan to Photon Dynamics’ non-employee directors as a group under the initial policy contemplated by the 2006 Directors’ Plan, assuming shareholder approval of the 2006 Directors’ Plan:

Number of Shares
Underlying
Awards to be Granted

All Non-Employee Directors as a Group
Initial Grant
Options	10,000
Restricted Share Units	3,300

Total Per New Director	13,300
Annual Grant
Options	45,000
Restricted Share Units	15,000

Total per year(1)	60,000

(1)	Based on six non-employee directors

PROPOSAL 5

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2007, and has further directed that management submit the selection of Photon Dynamics’ independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited Photon Dynamics’ financial statements since the fiscal year ended September 30, 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Photon Dynamics’ Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm. However, the Board of Directors, on behalf of the Audit Committee, is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Photon Dynamics and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees

The following is a summary of the aggregate fees billed to Photon Dynamics by Ernst & Young LLP for professional services rendered during the fiscal years ended September 30, 2006 and 2005.

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees

Audit Fees	$1,101,804	$1,428,854
Audit-Related Fees	177,364	696,482
All Other Fees	1,500	1,145

Total Fees	$1,280,668	$2,126,481

Audit Fees.  Consists of fees billed for professional services rendered for the audit of Photon Dynamics’ consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Fees relating to Section 404 compliance for fiscal 2006 and 2005 are included as part of the audit of Photon Dynamics’ consolidated financial statements and of its internal control over financial reporting and such fees are included under “Audit Fees”.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Photon Dynamics’ consolidated financial statements and are not reported under “Audit Fees.” During fiscal 2006, these services were rendered in connection with consultations related to potential mergers and acquisitions. During fiscal 2005, these services were rendered in connection with an investigation of Photon Dynamics’ restatement of its financial statements for the year ended September 30, 2004, the quarters within that year, and for the quarter ended December 31, 2004.

All Other Fees.  Consists of fees for products and services other than the services described above. During fiscal 2006 and fiscal 2005, these fees related to a subscription to Ernst & Young’s online accounting and auditing research tool.

All fees described above were either approved in advance by the Audit Committee or approved in advance in accordance with the policy and procedures adopted by our Audit Committee for the pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm.

Pre-Approval of Audit and Non-Audit Services

Photon Dynamics’ Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual explicit case-by-case basis before our independent registered public accounting firm is engaged to provide each service. The policy also provides that pre-approval of services may be delegated to one or more members of the Audit Committee. Pursuant to the policy, our Audit Committee has delegated specific pre-approval authority to the Chair of the Audit Committee, provided that the Chair of the Audit Committee is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting and that the Chair of the Audit Committee may not pre-approve services that, together with all other services that have not yet been reported to the Audit Committee, exceed $20,000 in the aggregate.

The Audit Committee has determined that the rendering of preapproved services other than audit services by Ernst & Young LLP does not result in a compromise of auditor independence.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Photon Dynamics’ Common Stock as of September 30, 2006 by: (i) each director and each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Photon Dynamics as a group; and (iv) all those known by Photon Dynamics to be beneficial owners of more than five percent of its Common Stock.

This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13G and Forms 13F filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Photon Dynamics believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,526,782 shares of Photon Dynamics’ Common Stock outstanding on September 30, 2006, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o Photon Dynamics at the address on the first page of this proxy statement.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total

FMR Corporation(1)	1,500,520	9.08%
82 Devonshire Street Boston, MA 02109
Clearbridge Advisors, LLC(2)	1,082,482	6.55%
399 Park Avenue, 4th Floor New York, New York 10022
Barclays Global Investors N.A.(3)	870,980	5.27%
45 Fremont Street San Francisco, CA 94105
Jeffrey A. Hawthorne(4)	252,920	1.51%
Maureen L. Lamb(4)(5)	26,534	0.16%
Steve Song(4)	79,829	0.48%
Mark Merrill(4)	89,605	0.54%
Malcolm J. Thompson(4)	72,000	0.43%
Michael J. Kim(4)	45,000	0.27%
Nicholas E. Brathwaite(4)	40,000	0.24%
Terry H. Carlitz(4)	15,000	0.09%
Curtis S. Wozniak(4)	15,000	0.09%
All current executive officers and directors as a group (8 persons)(6)	609,354	3.66%

(1)	Based upon a Form 13F-HR filed with the SEC on November 13, 2006, reporting beneficial ownership as of September 30, 2006. The Form 13F-HR was filed by FMR Corporation on behalf of itself, Fidelity Management & Research Company, Fidelity Management Trust Company and FMR Co., Inc. (collectively, “FMR”). According to the Form 13F-HR, FMR has shared dispositive power over all of such shares and sole voting power over 69,000 of such shares.

(2)	Based upon a Form 13F-HR/A filed with the SEC on November 16, 2006, reporting beneficial ownership as of September 30, 2006. The Form 13F-HR/A was filed by Legg Mason Inc. on behalf of itself and Clearbridge Advisors, LLC (collectively, “Legg Mason”). According to the Form 13F-HR/A, Legg Mason has shared dispositive power over all of such shares and sole voting power over 1,076,007 of such shares.

(3)	Based upon a Form 13F-NT filed with the SEC on November 14, 2006, reporting beneficial ownership as of September 30, 2006. The Form 13F-NT was filed by Barclays Global Investors, NA on behalf of itself, Barclays Global Investors Ltd. and Barclays Global Fund Advisors (collectively, “Barclays”). According to the Form 13F-NT, Barclays has shared dispositive power over all of such shares and sole voting power over 790,680 of such shares.
(4)	With respect to each of the following executive officers and directors, includes shares that such person had the right to acquire within 60 days after the date of this table pursuant to outstanding options: Jeffrey A. Hawthorne, 237,782 shares; Maureen L. Lamb, 25,750 shares; Steve Song, 74,276 shares; Mark Merrill, 88,532 shares;

Malcolm J. Thompson, 72,000 shares; Michael J. Kim, 45,000 shares; Nicholas E. Brathwaite, 40,000 shares; Terry H. Carlitz, 15,000 shares; and Curtis S. Wozniak, 15,000 shares.

(5)	Ms. Lamb resigned from her role as Secretary and Chief Financial Officer effective September 5, 2006.

(6)	Includes an aggregate of 587,590 shares issuable upon exercise of options which our executive officers and directors have the right to acquire within 60 days after the date of this table. Due to Ms. Lamb’s resignation from her role as Chief Financial Officer and Secretary in September 2006, such number does not include shares held by Ms. Lamb, nor does such number include any shares issuable upon exercise of options which Ms. Lamb had the right to acquire within 60 days after the date of this table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Photon Dynamics’ directors and executive officers, and persons who own more than ten percent of a registered class of Photon Dynamics’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Photon Dynamics. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Photon Dynamics with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to Photon Dynamics and written representations that no other reports were required, during the fiscal year ended September 30, 2006, our officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

Set forth in the table below is information pertaining to securities authorized for issuance with respect to all of Photon Dynamics’ equity compensation plans in effect as of September 30, 2006. There are options but no warrants or other rights existing under these plans.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon		Future Issuance Under
	Exercise of	Weighted Average Exercise	Equity Compensation
	Outstanding Options,	Price of Outstanding	Plans (Excluding Securities
	Warrants and Rights	Options, Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans previously approved by security holders	1,950,070	$23.28	798,336
Equity compensation plans not previously approved by security holders	625	$16.88	—

Total	1,950,695	$23.28	798,336

CR Technology, Inc. 1991 Stock Option Plan

Photon Dynamics assumed the CR Technology, Inc. 1991 Stock Option Plan, or the CRT 1991 Plan, in connection with Photon Dynamics’ acquisition of CR Technology in November 1999, without the approval of Photon Dynamics’ shareholders. Options are no longer granted under the CRT 1991 Plan and any outstanding options that were granted under the CRT 1991 Plan are exercisable for shares of Photon Dynamics’ Common Stock. As of September 30, 2006, there were outstanding options to purchase 625 shares of Photon Dynamics’ Common Stock under the CRT 1991 Plan, with a weighted average exercise price of $16.88. All of these outstanding options were granted prior to Photon Dynamics’ acquisition of CR Technology. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the CRT 1991 Plan.

Terms of Options.  Under the CRT 1991 Plan, the exercise price of incentive stock options may not be less than the fair market value of the stock into which the option is exercisable at the time of grant, and, in the case of nonqualified stock options, may not be less than 85% of the fair market value of the stock into which the option is exercisable at the time of grant. At the time the outstanding options under the CRT 1991 Plan were granted, the options were exercisable for shares of common stock of CR Technology. Following Photon Dynamics’ acquisition of CR Technology, these options became exercisable for shares of Photon Dynamics’ Common Stock. The number of shares for which these options were exercisable and their exercise prices were adjusted in accordance with the Agreement and Plan of Merger and Reorganization under which Photon Dynamics acquired CR Technology. Payment of the exercise price may be made in cash at the time the option is exercised or by delivery of other Common Stock of Photon Dynamics, or, at the discretion of the Board, pursuant to a deferred payment arrangement. Outstanding options granted under the CRT 1991 Plan were generally made subject to vesting over time.

Effect of Certain Corporate Events.  The CRT 1991 Plan requires that, in the event of specified types of mergers or other corporate reorganizations affecting Photon Dynamics, unless any surviving corporation either assumes stock awards outstanding under the CRT 1991 Plan or substitutes similar stock awards for those outstanding under this plan, the outstanding stock awards will be accelerated so that they are fully vested.

EXECUTIVE COMPENSATION

Compensation of Directors

Each non-employee director of Photon Dynamics is currently entitled to receive an annual retainer fee of $20,000, plus a per meeting fee of $2,000 for in person meetings and $1,000 for telephonic meetings. Each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is entitled to receive, in addition to his or her Board compensation, a per meeting fee of $1,500 for in person meetings and $750 for telephonic meetings. The Chairman of each Board committee is entitled to receive, in addition to his or her Board compensation and committee attendance fees, an annual retainer as follows: Chairman of the Audit Committee — $20,000; Chairman of the Compensation Committee — $10,000; and Chairman of the Nominating and Corporate Governance Committee — $8,000. The non-employee members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with company policy. The following table summarizes the cash retainer and meeting fees paid to our non-employee directors:

Board Fees:
Chairman	$20,000
Board Annual Retainer	$20,000
Board Meeting Fee — In Person	$2,000
Board Meeting Fee — By Telephone	$1,000
Committee Membership Fees:
Committee Meeting Fee — In Person	$1,500
Committee Meeting Fee — By Telephone	$750
Committee Chairperson Annual Retainer Fees:
Audit Committee	$20,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$8,000

Each of Photon Dynamics’ non-employee directors receives the following automatic, non-discretionary option grants under Photon Dynamics’ 2005 Non-Employee Directors’ Stock Option Plan (the “2005 Directors’ Plan”), which was approved by our shareholders in March 2005:

•	Initial Grants. Each newly appointed non-employee director is granted an option to purchase 20,000 shares of our Common Stock. The option vests in four equal annual installments measured from the date of grant, so that each initial grant will be fully vested and exercisable four years after the date of grant.

•	Annual Grants. On the date of each annual meeting of our shareholders, each non-employee director is granted an option to purchase 15,000 shares of our Common Stock, or a lesser amount pro rated to reflect service during the preceding year if the director has not been serving as a non-employee director since the preceding annual meeting. The option vests in twelve equal monthly installments measured from the date of grant, so that each annual grant will be fully vested and exercisable one year after the date of grant.

The exercise price of options granted under the 2005 Directors’ Plan to non-employee directors equals 100% of the fair market value (defined under the 2005 Directors’ Plan as the closing stock price on an established exchange or market) of our Common Stock on the date of the option grant. The term of options granted under the 2005 Directors’ Plan is ten years. Generally, directors’ options will be subject to accelerated vesting in the event of specified change in control transactions.

If shareholders approve Proposal No. 4, the 2006 Directors’ Plan will provide for the following grants to be made beginning at our 2007 Annual Meeting and until the Board determines otherwise: (i) an initial grant of restricted share units representing 3,300 shares of our Common Stock and an option to purchase 10,000 shares of our Common Stock when an individual first becomes a non-employee director, each of which will vest annually over four years; and (ii) an annual grant of restricted share units representing 2,500 shares of our Common Stock, which would vest in equal annual installments over three years, and an option to purchase 7,500 shares of our Common Stock, which would vest after one year.

During the fiscal year ended September 30, 2006, each non-employee directors earned the following cash and equity compensation:

	Total Cash	Equity	Exercise Price of
Name of Director	Compensation	Awards	Equity Awards

Dr. Malcolm J. Thompson	$56,836	15,000	$20.33
Mr. Nicholas E. Brathwaite	$43,086	15,000	$20.33
Mr. Michael J. Kim	$43,668	15,000	$20.33
Ms. Terry H. Carlitz	$67,586	15,000	$20.33
Mr. Curtis S. Wozniak	$55,586	15,000	$20.33
Mr. Edward Rogas Jr.	$27,668	20,000	$16.32

Compensation of Executive Officers

The following table shows for the fiscal years ended September 30, 2006, 2005 and 2004, compensation awarded or paid to, or earned by, the persons who served as our Chief Executive Officer during the 2006 fiscal year and each of our other executive officers (which consisted of no more than three executive officers in addition to the Chief Executive Officer during the 2006 fiscal year) at September 30, 2006 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

							Long-Term
	Annual Compensation						Compensation
					Other Annual		Securities	All Other
					Compensation		Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		($)		Options	($)(2)

Jeffrey A. Hawthorne	2006	325,000	—		—		—	3,500
Chief Executive Officer	2005	315,083	—		6,071	(1)	72,000	3,562
and President	2004	276,346	94,188		10,572	(1)	100,000	—
								3,500
Maureen L. Lamb(3)	2006	247,156	75,000		—		15,000
Former Secretary and	2005	80,770	75,000		—		80,000	172
Chief Financial Officer	2004	—	—		—		—	—
Steve Song	2006	240,000	15,950	(5)	—		—	3,500
Vice President, Sales	2005	238,846	8,865		—		20,000	3,500
	2004	228,369	165,870	(4)	—		28,000	—
Mark Merrill	2006	250000	—		—		8,000	3,500
Vice President, Marketing	2005	234,615	95,500		—		15,000	3,500
	2004	67,308	191,875		—		80,000	—

(1)	Represents relocation expenses reimbursed by Photon Dynamics to Mr. Hawthorne.

(2)	Represents matching contributions made to Photon Dynamics’ 401(k) Plan during the fiscal year.

(3)	Ms. Lamb joined Photon Dynamics as its Secretary and Chief Financial Officer on May 31, 2005 and resigned effective September 5, 2006.

(4)	Represents $13,995 in sales commissions paid and $151,875 in bonuses earned during the 2004 fiscal year and $15,950 in sales commissions earned during the 2006 fiscal year.

Stock Option Grants and Exercises

Our current policy with respect to annual stock option grants to key employees, including our executive officers but excluding grants to newly hired employees or grants based on promotions, is to only grant options during open trading windows and not during blackout periods.

The following tables show for the fiscal year ended September 30, 2006 certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Potential Realizable
	Individual Grants	Percentage of Total			Value at Assumed Annual
	Number of Securities	Options Granted to	Exercise		Rates of Stock Price
	Underlying Options	Employees in Fiscal	Price	Expiration	Appreciation for Option Term(2)
Name	Granted	Year(1)	($/SH)	Date	5%($)	10%($)

Mr. Hawthorne	—	—	—	—	—	—
Ms. Lamb	15,000	4.0%	19.46	1/18/2013	118,833	276,931
Mr. Song	—	—	—	—	—	—
Mr. Merrill	8,000	2.1%	19.46	1/18/2013	63,377	248,114

(1)	Based upon options to purchase 377,950 shares granted to employees during the fiscal year ended September 30, 2006.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant, or seven years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates are required by SEC rules and do not represent estimates or projections of our future stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
OPTION VALUES

			Number of Securities
			Underlying Unexercised
	Shares		Options at		Value of Unexercised
	Acquired on	Value	September 30, 2006 (#)		In-the Money Options at September 30, 2006 ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mr. Hawthorne	10,000	77,750	233,702	44,281	8,621	—
Ms. Lamb	—	—	25,750	—	—	—
Mr. Song	—	—	73,476	11,200	40,857	—
Mr. Merrill	—	—	87,665	15,335	—	—

(1)	Value is based on the closing price of our Common Stock at September 29, 2006 ($13.27) minus the exercise price of the options.

Employment, Severance and Change of Control Agreements

Mr. Hawthorne is a party to an agreement which provides for certain severance and other benefits in the event of a termination of his employment following a change of control of Photon Dynamics. Pursuant to the agreement, in the event of a termination of Mr. Hawthorne’s employment without cause or Mr. Hawthorne’s resignation for good reason, in each case within 12 months after a change of control of Photon Dynamics, Mr. Hawthorne is entitled to receive one year of his base salary and on-target bonuses and accelerated vesting of all of his stock options. Based on his current compensation and assuming full out target bonuses of 75%, his cash severance payment under these circumstances would equal approximately $568,750.

Pursuant to an offer letter agreement with Ms. Lamb entered into in connection with her appointment as Secretary and Chief Financial Officer in May 2005, Photon Dynamics agreed to pay Ms. Lamb a base salary of $250,000 per year. Pursuant to this offer letter agreement, Ms. Lamb was eligible for a $150,000 sign on bonus, $75,000 of which was paid to Ms. Lamb as an immediate sign on bonus and $75,000 of which was paid in November 2005. Ms. Lamb’s offer letter also provided that in the event of a termination of Ms. Lamb’s employment without cause or Ms. Lamb’s resignation for good reason, in each case within 12 months after a change of control of Photon Dynamics, Ms. Lamb would be entitled to receive one year of her base salary and on-target bonuses and accelerated vesting of all of her stock options. This offer letter is no longer in effect after her departure in September 2006.

Mr. Song is a party to an amended employment agreement which provides for a base salary of $240,000 per year. Mr. Song is also eligible to participate in the Photon Dynamics Inc. Management Incentive Bonus program up to a maximum of 60% of base salary as well as certain discretionary bonuses on quarterly basis up to a maximum of 10,000 per quarter, subject to the approval of the Compensation Committee of the Board of Directors, as well as sales commissions. The agreement also provides that in the event of a termination of Mr. Song’s employment without cause or Mr. Song’s resignation for good reason, in each case within 12 months after a change of control of Photon Dynamics, all stock options granted to him by Photon Dynamics will become fully vested and exercisable as of the date of such termination or resignation.

Pursuant to an offer letter agreement with Mr. Merrill entered into in connection with his appointment as Vice President, Marketing in April 2004, Photon Dynamics agreed to grant Mr. Merrill stock options to purchase an aggregate of 80,000 shares of Photon Dynamics’ Common Stock and to pay Mr. Merrill a base salary of $250,000 per year. Pursuant to this offer letter agreement, Mr. Merrill was also eligible for a $200,000 sign on bonus, $100,000 of which was paid to Mr. Merrill as an immediate sign on bonus, $50,000 of which was paid in September 2004, and $50,000 of which was paid in January 2005. Mr. Merrill is also eligible to participate in the Photon Dynamics Inc. Management Incentive Bonus Program, which provides for a bonus up to a maximum 65% of his base salary, subject to the approval of the Compensation Committee of the Board of Directors. Mr. Merrill’s offer letter agreement was subsequently amended to provide that in the event of a termination of Mr. Merrill’s employment without cause or Mr. Merrill’s resignation for good reason, in each case within 12 months after a change of control of Photon Dynamics, all stock options granted to him by Photon Dynamics will become fully vested and exercisable as of the date of such termination or resignation.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2006, the Compensation Committee consisted of Curtis Wozniak, Michael Kim and, until March 7, 2006, Floyd Kvamme. None of the current members of the Compensation Committee is or was an officer or employee of Photon Dynamics or its subsidiaries. None of Photon Dynamics’ executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Photon Dynamics’ Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Photon Dynamics has entered into indemnity agreements with certain officers and directors which provide, among other things, that Photon Dynamics will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Photon Dynamics, and otherwise to the fullest extent permitted under California law and Photon Dynamics’ Bylaws.

REPORT OF THE COMPENSATION AND EMPLOYEE OWNERSHIP COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION2

The Compensation and Employee Ownership Committee (the “Compensation Committee”) administers Photon Dynamics’ executive compensation program. In this regard, the role of the Compensation Committee is to oversee and determine our compensation plans, policies and objectives, annually review and approve all executive

2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Photon Dynamics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

officers’ compensation decisions, and administer our stock option plans (including reviewing and approving stock option grants to executive officers) and employee stock purchase plan. The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and our Board periodically reviews and assesses and, when appropriate, revises the charter. The Compensation Committee charter is posted on our website at http://www.photondynamics.com/governance. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors. The Compensation Committee meets at various times during the year, and it also considers and takes action by written consent. The Compensation Committee Chairman reports on Compensation Committee actions and recommendations at Board meetings. The Compensation and Benefits Group in Photon Dynamics’ Human Resources Department supports the Compensation Committee in its work and in some cases acts at the direction of the Compensation Committee to fulfill various functions in administering Photon Dynamics’ compensation programs. In addition, the Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee. For the past three fiscal years, the Compensation Committee has directly engaged an outside compensation consulting firm to assist the Compensation Committee in its review of the compensation for the executive officers.

During fiscal 2006, the Compensation Committee was composed of the following independent members of our Board: Nicholas Brathwaite (Chair), Michael Kim and, until March 7, 2006, Floyd Kvamme. The Compensation Committee met five times during fiscal 2006.

General Compensation Objectives and Policy

Objectives.  The objectives of Photon Dynamics’ executive compensation program are to:

•	attract and retain qualified individuals;

•	align executive interests with those of our shareholders; and

•	remain competitive with our peers in each component of our compensation program.

Compensation Philosophy.  Our general compensation philosophy is that total cash compensation should vary with Photon Dynamics’ performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be closely aligned with shareholder interests. This philosophy applies to all of our employees, with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases. The Compensation Committee believes that Photon Dynamics’ overall compensation program should be structured to motivate management to create shareholder value. In fiscal 2006, the Compensation Committee engaged in a review of the executive compensation philosophy, with the goal of ensuring the appropriate mix of fixed and variable compensation linked to individual and corporate performance. In the course of this review, the Compensation Committee sought the advice and input of both an outside compensation consultant and Photon Dynamics’ management. Through this review, the Compensation Committee also identified the key strategic compensation design priorities for Photon Dynamics: employee retention, cost management, alignment with shareholder interests and continued focus on corporate governance. Accordingly, the compensation program is designed to attract and retain talented executives and technical personnel, to reward achievement of Photon Dynamics’ short-term and long-term performance goals, to link executive compensation to shareholder interests through incentive compensation and long term equity-based plans, and to recognize and reward individual contributions to operating group and company-wide performance objectives. This compensation review confirmed that our compensation program elements individually and in the aggregate strongly support and reflect our compensation philosophy and strategic design priorities, both on a cash and long-term incentive basis.

In fiscal 2006, the Compensation Committee directly engaged an outside compensation consultant to provide an independent analysis of Photon Dynamics’ executive compensation program and practices. Based upon the results of the analysis completed by this independent consultant, as well as input from management and the Compensation Committee’s experience in compensation matters, the Compensation Committee concluded the following with respect to Photon Dynamics’ executive compensation structure at the time of the report:

•	Base salaries are generally in line or above the competitive norm.

•	Performance-based cash incentives are generally in line with or above the market, and, when coupled with base salaries, provide total cash compensation that is generally above the 50% percentile.

•	Annual stock option grants, as an incentive for future performance, are targeted at less than competitive levels.

Components of Executive Compensation.  During fiscal 2006, compensation for Photon Dynamics’ executive officers consisted of base salary, annual cash incentives available through participation in the Photon Dynamics Management Incentive Plan, and longer-term equity incentives. Photon Dynamics also offers to its executive officers participation in plans available generally to all employees of Photon Dynamics, including its 401(k) plan (including matching contributions), employee stock purchase plan (which allows employees to use a percentage of pay to purchase stock at a 15% discount), and medical and dental plan participation.

Cash-Based Compensation

Base Salary.  The Compensation Committee reviews and approves base salaries for each of Photon Dynamics’ executive officers at least annually in connection with annual performance reviews. In setting or adjusting base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. The Compensation Committee neither bases its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other company executives. Generally, in approving salary levels for executive officers (other than the Chief Executive Officer); the Compensation Committee considers the evaluation and recommendations of Photon Dynamics’ Chief Executive Officer.

The Compensation Committee reviews an independent survey of compensation of executive officers of other high technology companies to enable it to set base salaries based on each executive officer’s level of responsibility and within the parameters of companies of comparable size and complexity in Photon Dynamics’ industry. The survey includes a broader group of technology companies than those companies included in the Nasdaq Stock Market Index and the Philadelphia Semiconductor Index used in the performance measurement comparison graph included in this proxy statement.

Generally, base salaries paid to executive officers for fiscal 2006 were set at levels above the mid-range of salaries paid to executives under the independent survey. In addition to individual and corporate performance, the factors considered include relative salaries and responsibilities in Photon Dynamics, factors such as inflation and the competitive environment relative to other technology companies, independent survey data, number of years within and outside of Photon Dynamics and anticipated future responsibilities of each individual within the next year. Following the standard approach taken by most companies, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

Executive Incentive Compensation.  On January 18, 2006, the Compensation Committee adopted the Photon Dynamics Management Incentive Plan (the “Incentive Plan”). The Compensation Committee established the Incentive Plan to reward Photon Dynamics’ executive officers, director-level employees, managers and key contributors (the “Plan Participants”) for assisting the Company in achieving its business objectives. Awards under the Incentive Plan are paid out in the form of year-end bonuses. The following description of the Incentive Plan is a summary of the material terms of the Incentive Plan and does not purport to be complete, and is qualified in its entirety by reference to the Incentive Plan.

Under the Incentive Plan, bonus payments are determined on a yearly basis based upon a formula taking into account corporate, business unit and individual objectives. Bonus payments are awarded upon the approval of the Compensation Committee. Corporate and individual objectives are reviewed on a yearly basis in consultation with the Compensation Committee. The Incentive Plan is most heavily weighted toward the corporate factor (weighted 70%), which takes into account the performance of Photon Dynamics against documented business plan objectives. The business unit factor (weighted 30%) is based on the overall performance of the particular business unit for which the Plan Participant performs services. The individual factor is based on individual performance objectives achieved during the applicable year, which vary depending on the positions and responsibilities held by the Plan Participants. The combination of the corporate factor and the business unit factor multiplied by the individual factor determines the percentage of target bonus to be awarded to the Plan Participants.

The annual base salary and target bonus eligibility with respect to each of our executive officers for the 2006 fiscal year are set forth in the following table. For fiscal 2006, incentive bonuses were not determined as of December 20, 2006.

Officer	Title	Salary(1)	Bonus(2)

Jeffrey Hawthorne	Chief Executive Officer and President	$325,000	75%
Maureen Lamb	Chief Financial Officer and Secretary	$250,000	60%
Mark Merrill(3)	Vice President, Marketing	$250,000	65%
Soon Man (Steve) Song(4)	Vice President, Worldwide Sales	$240,000	60%

(1)	For fiscal 2006, annual base salaries were unchanged from the 2005 levels. Target bonuses for the Company’s executive officers as a percentage of base salary were increased.

(2)	Represents the target bonus (as a percentage of base salary) under the Incentive Plan for fiscal 2006.

(3)	Mr. Merrill’s $10,000 quarterly bonus was eliminated for fiscal 2006.

(4)	Mr. Song’s bonus of up to $25,000 based on bookings levels was eliminated for fiscal 2006.

Long-Term Equity Incentives

In the past, the main component of our long-term equity incentive program has been granting stock options with exercise prices equal to the fair market value of the Common Stock. Stock options require Photon Dynamics stock price to appreciate in order for the employees to realize any benefit. All general full-time and part-time employees are eligible to receive equity awards, including executive officers. After careful review, the Compensation Committee has recently begun to make grants of restricted stock units as well as stock options. The Compensation Committee believes that this mix of different types of equity increases the incentive and retentive value of our equity program by offering recipients the opportunity to realize value in equity compensation even in a declining market, while still providing an incentive for recipients to work toward improving our stock performance. The Compensation Committee remains committed to the view that equity awards further align the interests of shareholders and management by providing executive officers and other employees with a significant economic interest in the long-term appreciation of Photon Dynamics’ stock.

Some of the Compensation Committee’s considerations in granting equity awards are as follows:

•	Individual performance of recipients

•	Fair value of equity awards

•	Market competitiveness

•	The extent to which individuals’ responsibilities are tied to stock performance

•	Dilution

In fiscal 2006, Photon Dynamics granted stock options to purchase 8,000 shares to Mark Merrill, stock options to purchase 15,000 shares to Maureen Lamb and stock options to purchase 354,950 shares to other employees under the shareholder-approved Photon Dynamics, Inc. 2005 Equity Incentive Plan (“2005 Incentive Plan”). All options granted in fiscal 2006 under the 2005 Incentive Plan were granted with exercise prices set at 100% of the fair market value of the underlying stock on the date of grant and have a term of ten years.

Generally, all options granted in fiscal 2006 were granted subject to a sixty-month vesting period, which is designed to motivate option holders to achieve stated objectives, thereby aiding Photon Dynamics’ efforts to maximize revenue and profit together with shareholder value, and to remain with Photon Dynamics for the long-term. In determining the number of shares subject to an option to be granted to an executive officer, the Compensation Committee takes into account the officer’s position and level of responsibility within Photon Dynamics, the officer’s existing stock and unvested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer’s overall compensation arrangement, including stock options, although outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee may grant options taking into account multiple year periods. In fiscal 2006, based on the factors described above, the

Compensation Committee granted options to purchase 23,000 shares of Common Stock to executive officers of Photon Dynamics. All grants were made from the 2005 Incentive Plan and were based on the recommendations of an independent third party consultant.

During fiscal 2006, we reviewed our compensation practices for long-term awards. During fiscal 2007, we have begun to grant other types of equity awards including restricted share units and we expect to continue this practice in the future.

The Compensation Committee has reviewed and approved the proposal to exchange certain underwater stock options, the proposal for increasing the shares reserved under the 2005 Equity Incentive Plan, and the proposal to approve the 2006 Non-Employee Directors’ Plan.

CEO Compensation

The Compensation Committee believes that a significant portion of the Chief Executive Officer’s compensation should be performance-based, whether in the form of annual cash bonuses or long-term equity incentive awards. In particular, in addition to the procedures and goals described above for its executive compensation program generally, the Compensation Committee considered such factors as Photon Dynamics’ revenue and profits and Photon Dynamics’ market capitalization. The Compensation Committee set Mr. Hawthorne’s base salary for fiscal 2006 at $325,000, which is at the 50th percentile among companies in the Russell 3000 industry group according to an independent study, together with a target bonus opportunity in an amount equal to 75% of his base salary. He was eligible to receive a bonus if goals set by the Compensation Committee at the beginning of the year were met. Mr. Hawthorne was eligible for a bonus of up to $243,750 dollars if certain management objectives and company performance factors had been met. Mr. Hawthorne was not awarded a bonus during fiscal 2006.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, or Section 162(m), limits Photon Dynamics to a deduction for federal income tax purposes of no more than $1 million of compensation paid in a taxable year to our executive officers named in the Summary Compensation Table. Compensation above $1 million may be deducted if it is “performance-based” compensation within the meaning of Section 162(m). The Compensation Committee has not established a policy for determining which forms of incentive compensation awarded to its named executive officers shall be designed to qualify as “performance-based compensation. It is not currently expected that any compensation deemed paid to any of our executive officers, other than the stock option grants, will exceed the $1 million limit per officer. The terms of our 2005 Plan are intended to maximize the deductibility under Section 162(m) of stock option grants to executives.

In summary, it is the opinion of the Compensation Committee that the executive compensation policies and plans adopted by Photon Dynamics provide a balanced and reasonable remuneration program that properly aligns our performance and the interest of our shareholders with competitive and equitable executive compensation over the short- and long-term.

THE COMPENSATION AND EMPLOYEE OWNERSHIP COMMITTEE

Nicholas E. Brathwaite, Chair
Michael J. Kim

PERFORMANCE MEASUREMENT COMPARISON3

The following graph shows the total shareholder return of an investment of $100 in cash on September 30, 2000 for (i) Photon Dynamics’ Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index, and (iii) the Philadelphia

3 This Section is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Photon Dynamics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Semiconductor Index. All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PHOTON DYNAMICS, INC., THE NASDAQ COMPOSITE INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX

*	$100 invested on 9/30/01 in stock or index-including reinvestment of dividends.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Photon Dynamics shareholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Photon Dynamics that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, 5970 Optical Court, San Jose, CA 95138, or (3) contact our Investor Relations department, at (408) 360-3561. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Photon Dynamics will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Carl C. Straub Jr.
General Counsel & Secretary

San Jose, California
December 20, 2006

A copy of Photon Dynamics’ Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2006 is available without charge upon written request to: Corporate Secretary, Photon Dynamics, Inc., 5970 Optical Court, San Jose, California 95138.

Appendix A

Photon Dynamics, Inc.

2006 Non-Employee Directors’ Stock Incentive Plan

Adopted: December 15, 2006

1.	Purposes.

(a) Amendment and Restatement.  The Plan is a complete amendment and restatement of the Company’s 2005 Non-Employee Directors’ Stock Option Plan that was previously adopted on January 21, 2005 (as thereafter amended, the “Prior Plan”). All outstanding options granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients.  The persons eligible to receive Awards are the Non-Employee Directors of the Company.

(c) Available Awards.  The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(d) General Purpose.  The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Agreement” has the meaning set forth in Section 7.

(c) “Annual Meeting” means the annual meeting of the shareholders of the Company.

(d) “Award” means a grant of either: (i) one or more Options; (ii) a Stock Award; or (iii) a Stock Award and one or more Options.

(e) “Award Holder” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(f) “Board” means the independent directors of the Board of Directors (as defined in the Nasdaq listing standards) of the Company.

(g) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(h) “Cause” means, with respect to any Award Holder, the occurrence of any of the following: (i) such Award Holder’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Award Holder’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Award Holder’s intentional, material violation of any material contract or agreement between the Award Holder and the Company or any statutory duty owed to the Company; (iv) such Award Holder’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Award Holder’s gross misconduct. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of an Award Holder was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Award Holder shall have no effect upon any determination of the rights or obligations of the Company or such Award Holder for any other purpose.

(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Award Holder shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Photon Dynamics, Inc., a California corporation.

(m) “Consultant” means any person, including an advisor, who (i) is engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) is serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(n) “Continuous Service” means that the Award Holder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Award Holder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Award Holder renders such service, provided that there is no interruption or termination of the Award Holder’s service with the Company or an Affiliate, shall not terminate an Award Holder’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting of an Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Award Holder’s leave of absence.

(o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Director” means a member of the Board.

(q) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director or Consultant, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Entity” means a corporation, partnership or other entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 14, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If such date falls on a non-Trading Day, then the Fair Market Value of a share of Common Stock shall be the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the next subsequent Trading Day, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(w) “Non-Employee Director” means a Director who is not an Employee.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(aa) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb) “Own,” “Owned,” “Owner,” “Ownership”. A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(cc) “Plan” means this Photon Dynamics, Inc. 2006 Non-Employee Directors’ Stock Incentive Plan.

(dd) “Restricted Share Award” means shares of Common Stock subject to restrictions in accordance with the terms and conditions of the Plan.

(ee) “Restricted Share Unit” means the right to (i) receive a share of Common Stock or (ii) receive a cash payment, in accordance with the terms and conditions of the Plan, of the Fair Market Value of a share of Common Stock.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Stock Award” means a grant of shares of Common Stock or a right to receive shares or their cash equivalent (or both), in accordance with the terms and conditions of the plan which shall include Restricted Share Units and Restricted Share Awards.

(ii) “Stock Award Holder” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(kk) “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange or otherwise, is open for trading.

3.  Administration.

(a) Administration by the Board.  The Board, as defined herein for purposes of the Plan to include only independent directors, shall administer the Plan.

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine the provisions of each Award to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or any Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Award as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Effect of the Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate 505,000 shares of Common Stock.

(b) Reversion of Shares to the Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or vesting, as the case may be, or if any shares of Common Stock issued to an Award Holder are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such Award, then the shares of Common Stock not issued under such Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to an Award are not delivered to an Award Holder because such shares are withheld for the payment of taxes or the Award is exercised or vests, as the case may be, through a reduction of shares subject to or constituting the Award, the number of shares that are not delivered to the Award Holder shall remain available for issuance under the Plan. If the exercise price of any Option is satisfied by tendering shares of Common Stock held by the Optionholder (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

(c) Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.

The Awards shall only be granted under the Plan to Non-Employee Directors pursuant to Section 6 of the Plan.

6.  Discretionary Grants.

Pursuant to this Plan, the Board may grant Awards in its discretion to any Non-Employee Director, provided that no Awards under this Section 6 may be granted to any individual Non-Employee Director with respect to more than 200,000 shares for any fiscal year or, in the case of a newly elected Non-Employee Director, more than 100,000 shares for the fiscal year in which the Non-Employee Director is first elected. No Non-Employee Director shall have any claim or right to be granted an Award under this Plan. Having received an Award under this Plan shall not give a Non-Employee Director any right to receive any other Award under this Plan and the Board may determine at its discretion that any or all Non-Employee Directors are not eligible to receive an Award under this Plan for an indefinite or specified period of time. Without limiting the foregoing, the initial policy approved by the Board shall be as follows until the Board determines otherwise:

(a) Initial Grants.  Each person who, after the Plan is approved by the Company’s shareholders, is elected or appointed for the first time to be a Non-Employee Director shall, upon the date of his or her first election or appointment to be a Non-Employee Director, be granted Restricted Share Units representing 3,300 shares of Common Stock and an Option to purchase 10,000 shares of Common Stock and on the terms and conditions set forth herein. 1/4th of the shares subject to the initial grant shall vest on each anniversary of the date of grant (or, if such vesting date falls on a day during a blackout period, on the first open Trading Day thereafter).

(b) Annual Grants.  On the date of each Annual Meeting, commencing with the Annual Meeting in 2007 and subject to shareholder approval, each person who is then a Non-Employee Director shall initially be granted an annual grant consisting of Restricted Share Units representing 2,500 shares of Common Stock and an Option to purchase 7,500 shares of Common Stock on terms and conditions as determined by the board; provided, however, that if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting, then the number of shares granted in such annual grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a Non-Employee Director. 1/3rd of the Restricted Share Units from the annual grant shall vest on each anniversary of the date of grant (or, if such vesting date falls on a day during a blackout period, on the first open Trading Day thereafter). The Option from the annual grant shall vest in full on the first anniversary of the date of grant (or, if such vesting date falls on a day during a blackout period, on the first open Trading Day thereafter).

7.  Award Provisions.

Each Award granted under the Plan shall be evidenced by an Award agreement (the “Agreement”). Agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan. Each Award shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Award shall include (through incorporation of the provisions hereof by reference in the applicable Agreement) the substance of each of the following provisions:

(a) Terms Applicable to All Awards.

(i) General.  As the Board shall deem appropriate, Awards may be (i) subject to deferral at the election of each Non-Employee Director or (ii) awarded in lieu of retainer fees at the election of each Non-Employee Director.

(ii) Transferability.  An Award shall be transferable pursuant to a domestic relations order and to such further extent provided in the Agreement defining the terms of such Award. If the Award does not provide for transferability, then the Award shall not be transferable except by will or by the laws of descent and distribution.

(iii) Vesting.  Awards shall vest as the Board shall deem appropriate except for Stock Awards, which shall vest in equal annual installments over a minimum vesting schedule of at least three years.

(b) Terms Applicable to Options.

(i) Term.  No Option shall be exercisable or vest, as the case may be, after the expiration of ten (10) years from the date it was granted.

(ii) Exercise Price.  The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date that the Option is granted.

(iii) Consideration for Options.  The purchase price of Common Stock acquired pursuant to an Option may be paid, to the extent permitted by applicable law, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly, from the Company, shall be paid only by shares of Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(iv) Exercise of Options.  Upon exercise of the Option, delivery of a certificate for fully paid and non-assessable shares of Common Stock shall be made at the principal office of the Company in the State of California to the Optionholder or other person entitled to exercise the Option as soon as practicable after the date of receipt of the notice of exercise by the Company, or at such time, place and manner as may be agreed upon by the Company and the Optionholder or person exercising the Option. Any Option shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(v) Early Exercise of Options.  An Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

(vi) Termination of Continuous Service of Optionholder.  In the event that an Optionholder’s Continuous Service terminates (other than for Cause, upon the Optionholder’s death or Disability or upon a Change in Control), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Agreement or (ii) the date three months following the termination of the Optionholder’s Continuous Service. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Agreement (as applicable), the Option shall terminate.

(vii) Extension of Termination Date.  If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the Agreement or (ii) the expiration of a period of three months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(viii) Disability of Optionholder.  In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the

Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Agreement or (ii) the date 12 months following such termination of Continuous Service. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(ix) Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the expiration of the term of such Option as set forth in the Agreement or (ii) the date 18 months following the date of death. If, after the Optionholder’s death, the Option is not exercised within the time specified herein, the Option shall terminate.

(x) Termination for Cause.  In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(xi) Termination Upon Change in Control.  In the event that an Optionholder’s Continuous Service terminates as of, or within 12 months following a Change in Control, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Agreement or (ii) the date 12 months following the termination of the Optionholder’s Continuous Service. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Agreement (as applicable), the Option shall terminate.

(c) Terms Applicable to Stock Awards.

(i) General Terms.  Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Board determines that it will grant a Stock Award, it will advise the Non-Employee Director in writing or electronically, by means of an Agreement, of the terms, conditions and restrictions related to the grant, including the number of shares that the director shall be entitled to receive and vesting restrictions.

(ii) Termination of Continuous Service of Stock Award Holder.  In the event that a Stock Award Holder’s Continuous Service terminates (other than upon a Change in Control), any unvested portion of such Stock Award Holder’s Stock Award shall be forfeited and returned to the Company.

(iii) Acceleration of Stock Awards.  Notwithstanding anything herein to the contrary, the Board may provide for the accelerated vesting of Stock Awards only as provided in Section 11(c) and Section 11(d).

8.	Securities Law Compliance.

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon vesting or exercise of Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.	Use of Proceeds from Common Stock.

Proceeds from the sale of Common Stock pursuant to Options shall constitute general funds of the Company.

10.	Miscellaneous.

(a) Shareholder Rights.  Neither an Award Holder under the Plan nor his or her successors in interest shall have any rights as a stockholder of the Company with respect to any shares subject to an Award granted to such Award Holder until such Award Holder becomes a holder of record of such shares.

(b) No Service Rights.  Nothing in the Plan or any Agreement or other instrument executed or Award granted pursuant thereto shall confer upon any Award Holder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Investment Assurances.  The Company may require an Award Holder, as a condition of exercising or acquiring Common Stock under any Award, to give certain written assurances satisfactory to the Company that the Company may deem necessary or appropriate for compliance with applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(d) Withholding Obligations.  The Award Holder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Award Holder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Award Holder as a result of the exercise or acquisition of Common Stock under the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

(e) Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

11.  Adjustments Upon Changes in Common Stock.

(a) Capitalization Adjustments.  If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the initial policy for discretionary Awards specified in Section 6, and the outstanding Awards will be appropriately adjusted in the class(es), number of securities and price per share of Common Stock subject to such outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c) Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any surviving corporation or acquiring corporation (or its parent company) does not assume or continue all such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and are held by Award Holders whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and the Awards shall terminate if not exercised (if applicable) at or prior to such effective time. With respect to any other Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall not be accelerated unless otherwise provided in Section 11(d) or, with respect to Options only, in a written agreement between the Company or any Affiliate and the holder of such Awards, and such Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d) Change in Control.  If a Change in Control occurs and an Award Holder’s Continuous Service with the Company has not terminated immediately prior to the effective time of the Change in Control, then, immediately prior to the effective time of such Change in Control (and contingent upon the effectiveness of the Change in Control), the vesting and exercisability of an Award Holder’s Awards shall be accelerated in full. In the event that an Award Holder is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, the outstanding Awards of such Award Holder shall become fully vested and exercisable immediately prior to the effectiveness of such resignation (and contingent upon the effectiveness of the Change in Control).

12.	Amendment of the Plan and Awards.

(a) Amendment of Plan.  The Board, at any time and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of applicable laws.

(b) Shareholder Approval.  The Board, in its sole discretion, may submit any amendment to the Plan for shareholder approval.

(c) No Impairment of Rights.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Award Holder and (ii) the Award Holder consents in writing.

(d) Amendment of Awards.  The Board, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Award Holder and (ii) the Award Holder consents in writing.

13.	Termination or Suspension of the Plan.

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Awards granted while the Plan is in effect except with the written consent of the Award Holder.

14.	Effective Date of Plan.

The Plan shall become effective on the date that the Plan is approved by the shareholders of the Company.

15.	Choice of Law.

The law of the state of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PHOTONDYNAMICS

Proxy — PHOTON DYNAMICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 24, 2007
The undersigned hereby appoints Jeffrey A. Hawthorne and Carl C. Straub Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Photon Dynamics, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Photon Dynamics, Inc. to be held at the offices of Photon Dynamics, Inc. at 5970 Optical Court, San Jose, California 95138 on Wednesday, January 24, 2007 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters stated on the reverse side and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters, in accordance with their best judgment.
A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, PHOTON DYNAMICS, INC., 5970 OPTICAL COURT, SAN JOSE, CALIFORNIA 95138.
PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PHOTONDYNAMICS		000000000.000000 ext	000000000.000000 ext
		000000000.000000 ext	000000000.000000 ext
	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD1 ADD2 ADD3 ADD4 ADD5 ADD6		Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 24, 2007.

Vote by Internet
		•	Log on to the Internet and go to www.computershare.com/expressvote
		•	Follow the steps outlined on the secured website.

Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
		•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the nominees for director listed below and FOR Proposals 2 – 5.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Malcolm J. Thompson	☐	☐	02 - Terry H. Carlitz	☐	☐	03 - Curtis S. Wozniak	☐	☐

04 - Nicholas E. Brathwaite	☐	☐	05 - Michael J. Kim	☐	☐	06 - Edward Rogas Jr.	☐	☐

07 - Jeffrey A. Hawthorne	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. To approve an amendment to the 2005 Equity Incentive Plan and applicable predecessor plans to permit a one-time stock option exchange program.	☐	☐	☐	3. To approve an amendment to the 2005 Equity Incentive Plan to increase the number of shares available for issuance under that plan by 800,000 shares of common stock.	☐	☐	☐

4. To approve the 2006 Non-Employee Directors’ Stock Incentive Plan. 6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐	5. To ratify the selection of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2007.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box

/ /

C 1234567890 1 U P X	J N T 1 C O Y # # #	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND